                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER

                                      among

                          TRANSOCEAN SEDCO FOREX INC.,

                            TRANSOCEAN HOLDINGS INC.,

                                TSF DELAWARE INC.

                                       and

                             R&B FALCON CORPORATION


                           Dated as of August 19, 2000






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                                TABLE OF CONTENTS

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                                                                                                                Page
ARTICLE 1   THE MERGER............................................................................................1
         Section 1.1       The Merger.............................................................................1
         Section 1.2       The Closing............................................................................2
         Section 1.3       Effective Time.........................................................................2

ARTICLE 2   ARTICLES OF ASSOCIATION OF PARENT AND CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
            ENTITY................................................................................................2
         Section 2.1       Articles of Association of Parent......................................................2
         Section 2.2       Certificate of Incorporation of the Surviving Entity...................................2
         Section 2.3       Bylaws of the Surviving Entity.........................................................3

ARTICLE 3   DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY AND DIRECTORS OF PARENT................................3
         Section 3.1       Directors of Surviving Entity..........................................................3
         Section 3.2       Officers of Surviving Entity...........................................................3
         Section 3.3       Board of Directors of Parent...........................................................3

ARTICLE 4   CONVERSION OF COMPANY COMMON STOCK....................................................................4
         Section 4.1       Merger Ratio...........................................................................4
         Section 4.2       Conversion of Capital Stock of the Company and Merger Sub..............................4
         Section 4.3       Exchange of Certificates Representing Company Common Stock.............................6
         Section 4.4       Adjustment of Merger Ratios............................................................8
         Section 4.5       Rule 16b-3 Approval....................................................................9

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................9
         Section 5.1       Existence; Good Standing; Corporate Authority..........................................9
         Section 5.2       Authorization, Validity and Effect of Agreements.......................................9
         Section 5.3       Capitalization........................................................................10
         Section 5.4       Significant Subsidiaries..............................................................10
         Section 5.5       Compliance with Laws; Permits.........................................................11
         Section 5.6       No Conflict...........................................................................12
         Section 5.7       SEC Documents.........................................................................12
         Section 5.8       Litigation............................................................................13
         Section 5.9       Absence of Certain Changes............................................................13
         Section 5.10      Taxes.................................................................................14
         Section 5.11      Employee Benefit Plans................................................................15
         Section 5.12      Labor Matters.........................................................................17
         Section 5.13      Environmental Matters.................................................................17

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
         Section 5.14      Intellectual Property.................................................................18
         Section 5.15      Decrees, Etc..........................................................................18
         Section 5.16      Insurance.............................................................................19
         Section 5.17      No Brokers............................................................................19
         Section 5.18      Opinion of Financial Advisor..........................................................19
         Section 5.19      Parent Share Ownership................................................................19
         Section 5.20      Vote Required.........................................................................20
         Section 5.21      Ownership of Drilling Rigs and Drillships.............................................20
         Section 5.22      Undisclosed Liabilities...............................................................20
         Section 5.23      Certain Contracts.....................................................................20
         Section 5.24      Capital Expenditure Program...........................................................21
         Section 5.25      Improper Payments.....................................................................21
         Section 5.26      Amendment to the Company Rights Agreement.............................................22

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF PARENT, SUB AND MERGER SUB.........................................22
         Section 6.1       Existence; Good Standing; Corporate Authority.........................................22
         Section 6.2       Authorization, Validity and Effect of Agreements......................................23
         Section 6.3       Capitalization........................................................................23
         Section 6.4       Significant Subsidiaries..............................................................23
         Section 6.5       Compliance with Laws; Permits.........................................................24
         Section 6.6       No Conflict...........................................................................25
         Section 6.7       SEC Documents.........................................................................25
         Section 6.8       Litigation............................................................................26
         Section 6.9       Absence of Certain Changes............................................................26
         Section 6.10      Taxes.................................................................................27
         Section 6.11      Employee Benefit Plans................................................................28
         Section 6.12      Labor Matters.........................................................................29
         Section 6.13      Environmental Matters.................................................................30
         Section 6.14      Intellectual Property.................................................................30
         Section 6.15      Decrees, Etc..........................................................................31
         Section 6.16      Insurance.............................................................................31
         Section 6.17      No Brokers............................................................................31
         Section 6.18      Opinion of Financial Advisor..........................................................32
         Section 6.19      Company Stock Ownership...............................................................32
         Section 6.20      Vote Required.........................................................................32
         Section 6.21      Ownership of Drilling Rigs and Drillships.............................................32
         Section 6.22      Undisclosed Liabilities...............................................................33
         Section 6.23      Certain Contracts.....................................................................33
         Section 6.24      Capital Expenditure Program...........................................................34
         Section 6.25      Improper Payments.....................................................................34

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
ARTICLE 7   COVENANTS............................................................................................34
         Section 7.1       Conduct of Company Business...........................................................34
         Section 7.1A      Conduct of Parent Business............................................................38
         Section 7.2       No Solicitation by the Company........................................................39
         Section 7.3       No Solicitation by Parent.............................................................41
         Section 7.4       Meetings of Stockholders..............................................................42
         Section 7.5       Filings; Commercially Reasonable Best Efforts, Etc....................................43
         Section 7.6       Inspection............................................................................46
         Section 7.7       Publicity.............................................................................46
         Section 7.8       Registration Statement on Form S-4....................................................46
         Section 7.9       Listing Applications..................................................................47
         Section 7.10      Letters of Accountants................................................................48
         Section 7.11      Agreements of Rule 145 Affiliates.....................................................48
         Section 7.12      Expenses..............................................................................48
         Section 7.13      Indemnification and Insurance.........................................................48
         Section 7.14      Employee Matters......................................................................50
         Section 7.15      Rights Agreement......................................................................54
         Section 7.16      Delivery of Parent Ordinary Shares....................................................54
         Section 7.17      Consulting Agreements.................................................................54
         Section 7.18      Assets in the Coastwise Trade.........................................................54
         Section 7.19      Obtaining Investment Grade Rating.....................................................54
         Section 7.20      Agreement Regarding Company Redeemable Preferred Stock................................55

ARTICLE 8   CONDITIONS...........................................................................................57
         Section 8.1       Conditions to Each Party's Obligation to Effect the Merger............................57
         Section 8.2       Conditions to Obligation of the Company to Effect the Merger..........................58
         Section 8.3       Conditions to Obligation of Parent, Sub and Merger Sub to Effect the Merger...........59

ARTICLE 9   TERMINATION..........................................................................................60
         Section 9.1       Termination by Mutual Consent.........................................................60
         Section 9.2       Termination by Parent or the Company..................................................60
         Section 9.3       Termination by the Company............................................................61
         Section 9.4       Termination by Parent.................................................................62
         Section 9.5       Effect of Termination.................................................................63
         Section 9.6       Extension; Waiver.....................................................................64

ARTICLE 10  GENERAL PROVISIONS...................................................................................64
         Section 10.1      Nonsurvival of Representations, Warranties and Agreements.............................64
         Section 10.2      Notices...............................................................................65
         Section 10.3      Assignment; Binding Effect; Benefit...................................................65
         Section 10.4      Entire Agreement......................................................................66

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
         Section 10.5      Amendments............................................................................66
         Section 10.6      Governing Law.........................................................................66
         Section 10.7      Counterparts..........................................................................66
         Section 10.8      Headings..............................................................................66
         Section 10.9      Interpretation........................................................................66
         Section 10.10     Waivers...............................................................................67
         Section 10.11     Incorporation of Exhibits.............................................................67
         Section 10.12     Severability..........................................................................67
         Section 10.13     Enforcement of Agreement..............................................................67

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                            GLOSSARY OF DEFINED TERMS


Defined Terms                                                                                 Where Defined
-------------                                                                                 -------------
Action....................................................................................    Section 7.13(a)
Affected Employee.........................................................................    Section 7.14(b)
Agreement.................................................................................    Preamble
Antitrust Laws............................................................................    Section 7.5(c)
Applicable Laws...........................................................................    Section 5.5(a)
Cause.....................................................................................    Section 7.14(c)
Certificate of Merger.....................................................................    Section 1.3
Certificates..............................................................................    Section 4.3(b)
CIC Agreements............................................................................    Section 7.14(f)
Closing...................................................................................    Section 1.2
Closing Date..............................................................................    Section 1.2
Code......................................................................................    Recitals
Common Stock Merger Ratio.................................................................    Section 4.1(a)
Company...................................................................................    Preamble
Company Acquisition Proposal..............................................................    Section 7.2(a)
Company Benefit Plans.....................................................................    Section 5.11(a)
Company Charter Amendment.................................................................    Section 5.20
Company Common Stock......................................................................    Section 4.2(b)
Company Disclosure Letter.................................................................    Article 5 Preface
Company High Yield Debt...................................................................    Section 7.19(a)
Company Material Adverse Effect...........................................................    Section 10.9(c)
Company Material Contract.................................................................    Section 5.23(a)
Company Option............................................................................    Section 4.2(e)(i)
Company Permits...........................................................................    Section 5.5(b)
Company Permitted Liens...................................................................    Section 5.21
Company Real Property.....................................................................    Section 5.5(d)
Company Redeemable Preferred Stock........................................................    Section 4.2(c)
Company Reports...........................................................................    Section 5.7
Company Right.............................................................................    Section 5.3
Company Rights Agreement..................................................................    Section 5.3
Company Stock Plans.......................................................................    Section 4.1(e)(i)
Company Superior Proposal.................................................................    Section 7.2(a)
Confidentiality and Standstill Agreement..................................................    Section 7.2(a)
Cutoff Date...............................................................................    Section 7.2(d), 7.3(d)
DGCL......................................................................................    Section 1.1
Effective Time............................................................................    Section 1.3
Eligible Company Shareholders.............................................................    Recitals
Employees.................................................................................    Section 7.14(d)

                                       v
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
Environmental Laws........................................................................    Section 5.13(a)
ERISA.....................................................................................    Section 5.11(a)
ERISA Affiliate...........................................................................    Section 5.11(b)
Exchange Act..............................................................................    Section 4.5
Exchange Agent............................................................................    Section 4.3(a)
Exchange Fund.............................................................................    Section 4.3(a)
Form S-4..................................................................................    Section 7.8(a)
Hazardous Materials.......................................................................    Section 5.13(b)
HSR Act...................................................................................    Section 5.6(b)
Indemnified Parties.......................................................................    Section 7.13(a)
Irrevocable Deposit.......................................................................    Section 7.20(c)
Letter of Transmittal.....................................................................    Section 4.3(b)
Liens.....................................................................................    Section 5.4
Material Adverse Effect...................................................................    Section 10.9(c)
Merger....................................................................................    Recitals
Merger Sub................................................................................    Preamble
Moody's...................................................................................    Section 7.19(a)
Nasdaq National Market System.............................................................    Section 5.6(b)
Non-U.S. Antitrust Laws...................................................................    Section 7.5(a)(i)
NYSE......................................................................................    Section 4.1(c)
Parent....................................................................................    Preamble
Parent Acquisition Proposal...............................................................    Section 7.3(a)
Parent Benefit Plans......................................................................    Section 6.11
Parent Disclosure Letter..................................................................    Article 6 Preface
Parent Guarantee..........................................................................    Section 7.19(b)
Parent Material Adverse Effect............................................................    Section 10.9(c)
Parent Material Contract..................................................................    Section 6.23(a)
Parent Ordinary Shares....................................................................    Section 2.1
Parent Ordinary Share Price...............................................................    Section 4.1(e)
Parent Permits............................................................................    Section 6.5(b)
Parent Permitted Liens....................................................................    Section 6.21
Parent Preference Shares..................................................................    Section 6.3
Parent Real Property......................................................................    Section 6.5(d)
Parent Reports............................................................................    Section 6.7
Parent Superior Proposal..................................................................    Section 7.3(a)
Proxy Statement/Prospectus................................................................    Section 7.8(a)
Public Offering...........................................................................    Section 7.20(b)
RBF Finance Co............................................................................    Section 7.19(a)
Regulatory Filings........................................................................    Section 5.6(b)
Returns...................................................................................    Section 5.10(a)
Rule 145 Affiliates.......................................................................    Section 7.11
Rule 16b-3................................................................................    Section 4.5

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
S&P.......................................................................................    Section 7.19(a)
SEC.......................................................................................    Section 4.2(e)(ii)
Securities Act............................................................................    Section 4.3(d)
Series A Junior Preferred Stock...........................................................    Section 5.3
Severance Plan............................................................................    Section 7.14(c)
Shelf Registration Statement..............................................................    Section 7.20(a)
Significant Subsidiary....................................................................    Section 5.4
Sub.......................................................................................    Preamble
Subsidiary................................................................................    Section 10.9(d)
Surviving Entity..........................................................................    Section 1.1
Taxes.....................................................................................    Section 5.10(e)
Third-Party Provisions....................................................................    Section 10.3
Warrant Agreement.........................................................................    Section 4.2(f)
Warrants..................................................................................    Section 4.2(f)
Year 2000 Bonuses.........................................................................    Section 7.14(e)
Year 2001 Bonuses.........................................................................    Section 7.14(e)

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

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 19, 2000, is by and among Transocean Sedco Forex Inc., a company incorporated under the laws of the Cayman Islands ("Parent"), Transocean Holdings Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Parent ("Sub"), TSF Delaware Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and R&B Falcon Corporation, a company organized under the laws of Delaware (the "Company").

                                    RECITALS

     A. The Merger. At the Effective Time (as defined herein), the parties intend to effect a merger of Merger Sub with and into the Company, with the Company being the surviving entity (the "Merger"), thus enabling Sub to acquire all of the stock of the Company solely in exchange for voting shares of Parent.

     B. Intended U.S. Tax Consequences. The parties to this Agreement intend that, for U.S. federal income tax purposes, the Merger qualify as a reorganization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and that the holders of stock of the Company who will not be "five percent transferee shareholders" as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii) or who enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8(b) ("Eligible Company Shareholders") and who exchange Company Common Stock (as defined herein) solely for Parent Ordinary Shares (as defined herein) pursuant to the Merger not recognize taxable gain with respect to the Merger pursuant to Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares).

     C. Intended U.S. Accounting Treatment. The parties to this Agreement intend that the Merger be treated as the purchase of the Company by Parent for U.S. generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified herein and in the General Corporation Law of the State of Delaware (the "DGCL").

     Section 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in
Section 8.1, or, if on such day any condition set forth in Section 8.2 or 8.3 has not been fulfilled or waived, as soon as practicable after all the conditions set forth in Article 8 have been fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 1.3 Effective Time. Prior to the Closing, Parent, the Company and Merger Sub shall prepare, and on the Closing Date shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such section. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that Parent and the Company hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                    ARTICLE 2

              ARTICLES OF ASSOCIATION OF PARENT AND CERTIFICATE OF
                INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY

     Section 2.1 Articles of Association of Parent. Subject to the approval by the holders of the issued ordinary shares, par value $.01 per share, of Parent ("Parent Ordinary Shares") as and to the extent required by Cayman Islands law and Parent's memorandum of association and articles of association, as of the Effective Time:

     (a) The authorized ordinary share capital of Parent shall be increased to 800,000,000 Parent Ordinary Shares.

     (b) The maximum number of directors constituting the Board of Directors of Parent shall be increased to 13.

     Section 2.2 Certificate of Incorporation of the Surviving Entity. As of the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity; provided, however, that at the Effective Time, the certificate of incorporation of the Company shall be amended to delete Articles Eighth, Ninth and Tenth thereof in their entirety.

     Section 2.3 Bylaws of the Surviving Entity. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

                                    ARTICLE 3

                 DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY
                             AND DIRECTORS OF PARENT

     Section 3.1 Directors of Surviving Entity. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

     Section 3.2 Officers of Surviving Entity. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

     Section 3.3 Board of Directors of Parent. The number of directors constituting the Board of Directors of Parent as of the Effective Time shall (a) in the event that the maximum number of directors constituting the Board of Directors of Parent is not increased pursuant to Section 2.1(b), be increased from 10 to 12 or (b) in the event that the maximum number of directors constituting the Board of Directors of Parent is increased pursuant to Section 2.1(b), be increased from 10 to 13, and the Board of Directors of the Company in consultation with Parent shall designate the persons to fill the two or three, as applicable, vacancies created by such increase, with such persons being allocated by Parent as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors is divided in accordance with Parent's articles of association. Such designations shall be made no later than promptly after the meeting of Parent's shareholders held in accordance with
Section 7.4. Prior to the Effective Time, the Board of Directors of Parent shall take such action as may be necessary to cause the Company designees to be elected to the Board of Directors of Parent immediately following the Effective Time.


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

                                    ARTICLE 4

                       CONVERSION OF COMPANY COMMON STOCK

     Section 4.1 Merger Ratio. For purposes of this Agreement,

     (a) the "Common Stock Merger Ratio" shall equal 0.5; and

     (b) the "Parent Ordinary Share Price" shall mean the average of the per share closing prices of the Parent Ordinary Shares as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

     Section 4.2 Conversion of Capital Stock of the Company and Merger Sub.

     (a) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Entity.

     (b) At the Effective Time, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled without payment of any consideration therefor pursuant to
Section 4.2(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of Parent Ordinary Shares equal to the Common Stock Merger Ratio to be transferred by Sub pursuant to the Merger, and each such share of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, a certificate for Parent Ordinary Shares and cash for fractional shares in accordance with Sections 4.3(b) and 4.3(e) upon the surrender of such Certificate.

     (c) At the Effective Time, each share of 13.875% Cumulative Redeemable Preferred Stock of the Company (the "Company Redeemable Preferred Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger.

     (d) Each share of Company Common Stock issued and held in the Company's treasury and each share of Company Common Stock owned by any wholly owned Subsidiary of the Company or by Parent, Sub or Merger Sub, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no capital shares of Parent or other consideration shall be delivered in exchange therefor.

     (e) (i) At the Effective Time, all options to acquire shares of Company Common Stock (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time under the Company's stock plans (collectively, the "Company Stock Plans") identified in Section 4.2(e) of the Company Disclosure Letter (as hereinafter defined) shall remain outstanding following the Effective Time, subject to the modifications described in this
Section 4.2(e) and in Section 7.14(h). Prior to the Effective Time, the Company and Parent shall take all actions (if any) as may be required to permit the assumption of such Company Options by Parent pursuant to this Section 4.2(e)(i). At the Effective Time, the Company Options shall be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that the Company Option is not or ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, would be such a corporation were Section 424 of the Code applicable to such option. Each Company Option assumed by Parent shall, to the extent provided by the Company Stock Plans, the option agreements entered into pursuant thereto, and Section 7.14(h), be fully vested and exercisable as of the Effective Time and shall otherwise be subject to the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement entered into pursuant thereto, except that (i) immediately following the Effective Time
(A) each Company Option shall be exercisable for that whole number of Parent Ordinary Shares equal to the product (rounded to the nearest whole share) of the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Common Stock Merger Ratio, and (B) the exercise price per Parent Ordinary Share shall be an amount equal to the exercise price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Common Stock Merger Ratio (the price per share, as so determined, being rounded down to the nearest whole cent), and (ii) as of the Effective Time, each Company Option identified in
Section 4.2(e) of the Company Disclosure Letter shall be deemed modified to remain exercisable for the full scheduled term of such Company Option in the event the holder of such Company Option is involuntarily terminated, for any reason other than Cause (as defined in Section 7.14(c)), within twelve months after the Effective Time.

         (ii) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a number of Parent Ordinary Shares equal to the number of Parent Ordinary Shares issuable upon the exercise of Company Options assumed by Parent pursuant to this Section 4.2(e). From and after the date of this Agreement, no action shall be taken by the Company or its Subsidiaries to provide for the acceleration of the exercisability of any Company Options in connection with the Merger (except to the extent such acceleration is required under the terms of such Company Options or as set forth in Section 7.14(h)). On the Closing Date, Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 7.8) or such other appropriate form) covering all such Parent Ordinary Shares and shall cause such registration statement to remain effective (and shall cause the prospectus or prospectuses relating thereto to remain compliant with applicable securities laws) for as long as there are outstanding any such Company Options.

         (iii) Except as otherwise specifically provided by this Section 4.2(e) and Section 7.14(h), the terms of the Company Options and the relevant Company Stock Plans, as in effect on the Effective Time, shall remain in full force and effect with respect to the Company Options after giving effect to the Merger and the assumptions by Parent as set forth above. As soon as practicable following the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Options, and that such Company Options and such agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.2(e) and Section 7.14(h)).

     (f) At the Effective Time, all warrants (the "Warrants") to purchase shares of Company Common Stock issued pursuant to the Warrant Agreement dated April 22, 1999 between the Company and American Stock Transfer and Trust Company (the "Warrant Agreement") shall be assumed by Parent in accordance with the terms of the Warrant Agreement and the Warrant shall be adjusted as provided therein. At the Effective Time, Parent and the Surviving Entity shall enter into a supplemental Warrant Agreement and a supplement to the Warrant Registration Rights Agreement as contemplated by
Section 17(l) of the Warrant Agreement.

     Section 4.3 Exchange of Certificates Representing Company Common Stock.

     (a) As of the Effective Time, Sub shall deposit, or shall cause to be deposited, with an exchange agent selected by Sub, which shall be Parent's transfer agent for Parent Ordinary Shares or such other party reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this
Article 4, certificates representing the Parent Ordinary Shares to be issued pursuant to Section 4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Company Common Stock. The Surviving Entity shall provide the Exchange Agent immediately following the Effective Time cash sufficient to pay cash in lieu of fractional shares in accordance with Sections 4.3(b) and 4.3(e) (such cash and certificates for Parent Ordinary Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Promptly after the Effective Time, Sub shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Company Common Stock (other than to holders of shares of Company Common Stock that, pursuant to Section 4.2(d), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Ordinary Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Parent Ordinary Shares and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Ordinary Shares together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Parent Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Ordinary Shares represented by such Certificate as a result of the conversion provided in Section 4.2(b) or 4.2(c) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates so surrendered, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to the number of whole Parent Ordinary Shares issued pursuant to Section 4.2, less the amount of any withholding taxes, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Ordinary Shares, less the amount of any withholding taxes.

     (d) At or after the Effective Time, the Surviving Entity shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on shares of Company Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, the presented Certificates shall be canceled and exchanged for certificates representing Parent Ordinary Shares and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until the Company has received a written agreement from such person as provided in Section 7.11.

     (e) No fractional Parent Ordinary Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Parent Ordinary Shares pursuant to
Section 4.2(b), cash adjustments provided by Sub will be paid to holders in respect of any fractional Parent Ordinary Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Parent Ordinary Share Price.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any certificates for Parent Ordinary Shares) that remains undistributed to the former stockholders of the Company one year after the Effective Time shall be delivered to Sub. Any former stockholders of the Company who have not theretofore complied with this Article 4 shall thereafter look only to Sub for delivery of certificates representing their Parent Ordinary Shares and cash in lieu of fractional shares and to Parent for any unpaid dividends and distributions on the Parent Ordinary Shares deliverable to such former stockholder pursuant to this Agreement.

     (g) None of Parent, Sub, the Company, the Surviving Entity, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate certificates representing the Parent Ordinary Shares, cash in lieu of fractional shares and unpaid dividends and distributions on Parent Ordinary Shares, as provided in
Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

     Section 4.4 Adjustment of Merger Ratios. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Parent changes the number of Parent Ordinary Shares, or the Company changes the number of shares of Company Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Common Stock Merger Ratio and other items dependent thereon shall be appropriately adjusted.

     Section 4.5 Rule 16b-3 Approval. Parent agrees that the Parent Board of Directors or the Executive Compensation Committee of the Parent Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to Section 4.2, of Parent Ordinary Shares, and of options to acquire Parent Ordinary Shares, by executive officers or directors of the Company who become executive officers or directors of Parent subject to Rule 16b-3.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth in the disclosure letter delivered to Parent by the Company at or prior to the execution hereof (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub that:

     Section 5.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.9). The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

     Section 5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of the Company, other than the approvals referred to in Section 5.20. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Company has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

     Section 5.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 550,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share, of which 1,200,000 shares have been designated Company Redeemable Preferred Stock and 1,688,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Junior Preferred Stock"). As of the date of this Agreement, there were outstanding 293,000 Warrants, each representing the right to purchase 35 shares of Company Common Stock at an exercise price of $9.50 per share. As of August 17, 2000, there were 193,990,737 outstanding shares of Company Common Stock, 16,411,563 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Options, 10,255,000 shares of Company Common Stock reserved for issuance upon exercise of the outstanding Warrants, 356,961.01 outstanding shares of Company Redeemable Preferred Stock and no outstanding shares of Series A Junior Preferred Stock. All such issued and outstanding shares of Company Common Stock and Company Redeemable Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. One right to purchase Series A Junior Preferred Stock (each, a "Company Right") issued pursuant to the Rights Agreement, dated as of December 23, 1997 (the "Company Rights Agreement"), as amended, between the Company and American Stock Transfer and Trust Company is associated with and attached to each outstanding share of Company Common Stock. As of the date of this Agreement, except as set forth in this Section 5.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     Section 5.4 Significant Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of the Company's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances ("Liens").

     Section 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Company Material Adverse Effect and except for matters arising under Environmental Laws (as defined herein) which are treated exclusively in Section 5.13:

     (a) Neither the Company nor any Subsidiary of the Company is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, "Applicable Laws"), relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of the Company, threatened with respect to any such matters. No condition exists that is not disclosed in the Company Disclosure Letter and which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law relating to the ownership or operation of the assets of the Company or any Subsidiary of the Company.

     (b) The Company and each Subsidiary of the Company hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Company Permits"). All Company Permits are in full force and effect and there exists no default thereunder or breach thereof, and the Company has no notice or actual knowledge that such Company Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of the Company threatened to give, any action to terminate, cancel or reform any Company Permit.

     (c) Each drilling rig, drillship or other drilling unit owned by the Company or a subsidiary of the Company which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

     (d) The Company and each Subsidiary of the Company possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Company Real Property") except where the failure to possess any of the same does not and is not reasonably likely to have a Company Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of the Company, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Company Real Property.

     Section 5.6 No Conflict. (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 5.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, for such matters described in clause (ii) or
(iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Certificate of Merger provided for in Section 1.3, (ii) the filing of the Company Charter Amendment, (iii) the filing of a listing application with the NYSE, another national securities exchange or the national market system of the interdealer quotation system of the National Association of Securities Dealers, Inc. ("Nasdaq National Market System") pursuant to Section 7.9(b) and (iv) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws, applicable non-U.S. competition, antitrust or premerger notification laws ((i), (ii), (iii) and (iv) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Company Material Adverse Effect.

     Section 5.7 SEC Documents. The Company has filed with the SEC all documents required to be so filed by it since January 1, 2000 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of its respective date, each Company Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries included in the Company Reports, including all notes thereto, as of the date of such balance sheet, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.8 Litigation. Except as described in the Company Reports filed on or prior to the date of this Agreement, there are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.9 Absence of Certain Changes. From December 31, 1999 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Company Material Adverse Effect, (ii) any material change by the Company or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     Section 5.10 Taxes. (a) Each of the Company, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) duly paid, or deposited in full on a timely basis or made adequate provision in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of, all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Representations made in this Section 5.10 are made to the knowledge of the Company to the extent that the representations relate to a corporation which was, but is not currently, a part of the Company's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

     (b) (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of the Company or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which the Company or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled, which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of the Company or any of its Subsidiaries; (iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law; (v) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (vi) neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount in connection with the Merger that would be reasonably likely to constitute an "excess parachute payment" within the meaning of Section 280G of the Code; (vii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (viii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability for taxes under Treas. Reg. Section 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which the Company is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law; and (ix) to the knowledge of the Company, the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

     (c) To the knowledge of the Company, Section 5.10 of the Company Disclosure Letter lists the net operating loss carryovers, within the meaning of Section 172 of the Code, of the Company and its Subsidiaries, together with the year of expiration and any restrictions thereon.

     (d) Neither the Company nor any of the Company Subsidiaries knows of any fact, or has taken any action or has failed to take any action, that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the Eligible Company Shareholders who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger to recognize taxable gain with respect to the Merger pursuant to Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares).

     (e) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.).

     Section 5.11 Employee Benefit Plans. (a) Section 5.11 of the Company Disclosure Letter contains a list of all the Company Benefit Plans. The term "Company Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of the Company is a participant. The Company will provide Parent, within 30 days after the date hereof, with true and complete copies of the Company Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except as for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Company Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to the Company Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to the Company Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, the Company Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Company Benefit Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS; the Company Benefit Plans have been maintained and operated in accordance with their terms, and, to the Company's knowledge, there are no breaches of fiduciary duty in connection with the Company Benefit Plans; there are no pending or, to the Company's knowledge, threatened claims against or otherwise involving any Company Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan; all material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for; with respect to the Company Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by the Company, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) neither the Company nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and
(ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

     (c) Neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement, other than Section 7.14(h), will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of the Company or any Subsidiary thereof.

     (d) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     Section 5.12 Labor Matters. (a) As of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of the Company and its Subsidiaries taken as a whole, and (ii) to the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of the Company and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not reasonably likely to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, the Company or any Subsidiary of the Company or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     Section 5.13 Environmental Matters. (a) The Company and each Subsidiary of the Company has been and is in compliance with all applicable final and binding orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of the Company or its Subsidiaries, former) businesses, assets or properties of the Company or any Subsidiary of the Company, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

     (c) Neither the Company nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Company Material Adverse Effect.

     Section 5.14 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The conduct of the Company's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Company Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against the Company or any Subsidiary of the Company that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against the Company or any Subsidiary of the Company.

     Section 5.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international offshore drilling business prior to the date hereof.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no event relating specifically to the Company or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to the Company's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of the Company or any Subsidiary of the Company during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by the Company or any Subsidiary of the Company to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of the Company or any Subsidiary of the Company under any such excess liability, hull or protection and indemnity insurance policies.

     Section 5.17 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

     Section 5.18 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement, the Common Stock Merger Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

     Section 5.19 Parent Share Ownership. Neither the Company nor any of its Subsidiaries owns any shares in the capital of Parent or any other securities convertible into or otherwise exercisable to acquire shares in the capital of Parent.

     Section 5.20 Vote Required. The only votes of the holders of any class or series of Company capital stock necessary to approve any transaction contemplated by this Agreement are (a) the affirmative vote in favor of the adoption of this Agreement of the holders of at least a majority of the outstanding shares of Company Common Stock and (b) the affirmative vote in favor of amending the certificate of incorporation of the Company as set forth in Exhibit A (the "Company Charter Amendment") of the holders of at least a majority of the outstanding shares of Company Common Stock.

     Section 5.21 Ownership of Drilling Rigs and Drillships. As of the date hereof, the Company or a Subsidiary of the Company has good and marketable title to the drilling rigs and drill ships listed in the Company's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Company Material Adverse Effect,
(ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Company Disclosure Letter), (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (iv) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (v) operators', vendors', suppliers of necessaries to the Company's drilling rigs, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and (vi) other Liens disclosed in the Company Disclosure Letter (the Liens described in clauses (i), (ii), (iii), (iv), (v) and (vi), collectively, "Company Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to the Company's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

     Section 5.22 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Company Reports, (ii) are referred to in the Company Disclosure Letter or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.23 Certain Contracts. (a) Section 5.23 of the Company Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Company Reports filed on or prior to the date of this Agreement) to which the Company or any Subsidiary of the Company is a party or by which any of them is bound as of the date of this
Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted, other than any such limitation that is not material to the Company and its Subsidiaries, taken as a whole, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or
(v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (v) being referred to herein as "Company Material Contracts").

     (b) As of the date of this Agreement, each Company Material Contract is, to the knowledge of the Company, in full force and effect, and the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Company Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries
(x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract or
(y) has received written notice of the desire of the other party or parties to any such Company Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Company Material Contract is enforceable by the Company or a Subsidiary of the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.24 Capital Expenditure Program. As of the date of this Agreement, the Company Disclosure Letter accurately sets forth in all material respects, for each of the Company's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 2000 and 2001 on a monthly basis, as previously provided to Parent. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of the Company at June 30, 2000 included in the Company Reports (excluding capitalized interest on such newbuilds) and the projected newbuild capital expenditures to be incurred in 2000 and 2001 equal the projected total construction costs to complete such newbuilds, as at the time of such forecast.

     Section 5.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by the Company or any Subsidiary of the Company or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither the Company, any Subsidiary of the Company nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Company Material Adverse Effect.

     Section 5.26 Amendment to the Company Rights Agreement. The Company has amended or taken other action under the Company Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of Company Common Stock into the right to receive shares of Parent Ordinary Shares in accordance with Article 4 of this Agreement, the consummation of the Merger or any other transaction contemplated hereby, will cause (i) the Company Rights to become exercisable under the Company Rights Agreement, (ii) Parent or any of its stockholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), (iii) any such event to be a "Section 11(a)(ii) Event" or a "Section 13 Event" (as defined in the Company Rights Agreement) or (iv) a "Stock Acquisition Date" or a "Distribution Date" (each as defined in the Company Rights Agreement) to occur upon any such event, and so that the Company Rights will expire immediately prior to the Effective Time. The Company has delivered to Parent a true and complete copy of the Company Rights Agreement, as amended to date.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT, SUB AND MERGER SUB

     Except as set forth in the disclosure letter delivered to the Company by Parent at or prior to the execution hereof (the "Parent Disclosure Letter"), Parent, Sub and Merger Sub, jointly and severally, represent and warrant to the Company that:

     Section 6.1 Existence; Good Standing; Corporate Authority. Each of Parent, Sub and Merger Sub is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Parent is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 10.9). Parent has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Parent's memorandum of association and articles of association and the comparable charter and organizational documents of Sub and Merger Sub previously made available to the Company are true and correct and contain all amendments as of the date hereof.

     Section 6.2 Authorization, Validity and Effect of Agreements. Each of Parent, Sub and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Parent, Sub and Merger Sub of the transactions contemplated hereby, including the issuance by Parent and delivery by Sub of Parent Ordinary Shares pursuant to the Merger, have been duly authorized by all requisite corporate action on behalf of Parent, other than the approvals referred to in Section 6.20. This Agreement constitutes the valid and legally binding obligation of Parent and this Agreement constitutes the valid and legally binding obligation of Sub and Merger Sub, enforceable against Parent, Sub or Merger Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Parent has taken all action necessary to render the restrictions set forth in Article XXVII of its articles of association inapplicable to this Agreement and the transactions contemplated hereby.

     Section 6.3 Capitalization. As of the date of this Agreement, the authorized share capital of Parent consists of 300,000,000 Parent Ordinary Shares and 50,000,000 undesignated shares, par value $0.10 per share, of Parent ("Parent Preference Shares"). As of August 17, 2000, there were 210,648,411 Parent Ordinary Shares issued, 4,456,805 Parent Ordinary Shares reserved for issuance upon exercise of outstanding Parent options and no Parent Preference Shares issued. All such issued Parent Ordinary Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Parent Ordinary Shares to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 6.3, there are no outstanding shares or shares of capital stock, and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares or shares of capital stock or other voting securities of Parent or any of its Subsidiaries. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

     Section 6.4 Significant Subsidiaries. (a) Each of Parent's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Parent's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Parent free and clear of all Liens.

     (b) Sub and Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Sub, all of the outstanding capital stock of Sub is owned directly by Parent, and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will have not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Immediately prior to the Effective Time, Merger Sub will have 1,000,000 outstanding shares of its common stock, par value $0.01 per share.

     Section 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Parent Material Adverse Effect and except for matters arising under Environmental Laws which are treated exclusively in Section 6.13:

     (a) Neither Parent nor any Subsidiary of Parent is in violation of any Applicable Laws relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of Parent, threatened with respect to any such matters. No condition exists that is not disclosed in the Parent Disclosure Letter and which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law relating to the ownership or operation of the assets of Parent or any Subsidiary of Parent.

     (b) Parent and each Subsidiary of Parent hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Parent Permits"). All Parent Permits are in full force and effect and there exists no default thereunder or breach thereof, and Parent has no notice or actual knowledge that such Parent Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Parent threatened to give, any action to terminate, cancel or reform any Parent Permit.

     (c) Each drilling rig, drillship or other drilling unit owned by Parent or a subsidiary of Parent which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

     (d) Parent and each Subsidiary of Parent possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Parent Real Property") except where the failure to possess any of the same does not and is not reasonably likely to have a Parent Material Adverse Effect. There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Parent, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Parent Real Property.

     Section 6.6 No Conflict. (a) Neither the execution and delivery by Parent, Sub and Merger Sub of this Agreement nor the consummation by Parent, Sub and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the memorandum of association or articles of association of Parent or the certificate of incorporation or bylaws of Sub or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except for such matters described in clause (ii) or
(iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) Neither the execution and delivery by Parent, Sub or Merger Sub of this Agreement nor the consummation by Parent, Sub or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings and the filing of a listing application with the NYSE pursuant to
Section 7.9(a) and the filing of the resolutions relating to the matters specified in Section 2.1 with the Registrar of Companies of the Cayman Islands, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Parent Material Adverse Effect.

     Section 6.7 SEC Documents. Parent has filed with the SEC all documents required to be so filed by it since January 1, 2000 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to the Company each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Parent Reports"). As of its respective date, each Parent Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Parent and its Subsidiaries included in the Parent Reports, including all notes thereto, as of the date of such balance sheet, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 6.8 Litigation. Except as described in the Parent Reports filed on or prior to the date of this Agreement, there are no actions, suits or proceedings pending against Parent or any of its Subsidiaries or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality, that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 6.9 Absence of Certain Changes. From December 31, 1999 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Parent Material Adverse Effect, (ii) any material change by Parent or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any share capital of Parent or any redemption, purchase or other acquisition of any of its securities, except dividends on Parent Ordinary Shares at a rate of not more than $0.03 per share per quarter or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     Section 6.10 Taxes. (a) Each of Parent, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all Returns required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) duly paid, or deposited in full on a timely basis or made adequate provision in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of, all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Representations made in this Section 6.10 are made to the knowledge of Parent to the extent that the representations relate to a corporation which was, but is not currently, a part of Parent's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

     (b) (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Parent or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, is reasonably likely to have a Parent Material Adverse Effect; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Parent or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled, which, if adversely determined, is reasonably likely to have a Parent Material Adverse Effect; (iii) as of the date of this Agreement, neither Parent nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Parent or any of its

Subsidiaries; (iv) to the knowledge of Parent, neither Parent nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law; (v) to the knowledge of Parent, neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (vi) neither Parent nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount in connection with the Merger that would be reasonably likely to constitute an "excess parachute payment" within the meaning of Section 280G of the Code; (vii) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (viii) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has any liability for taxes under Treas. Reg. Section 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Parent is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law; and
(ix) to the knowledge of Parent, Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

     (c) Neither Parent nor any of the Parent Subsidiaries knows of any fact, or has taken any action or has failed to take any action, that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the Eligible Company Shareholders who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger to recognize taxable gain with respect to the Merger pursuant to
Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares). Neither Parent nor any of its Subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration for shares of stock of the Company other than Parent voting shares and other than the cash in lieu of fractional shares to be delivered by Sub as described in this Agreement.

     Section 6.11 Employee Benefit Plans. (a) Section 6.11 of the Parent Disclosure Letter contains a list of all Parent Benefit Plans. The term "Parent Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in
Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, to which Parent or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Parent is a participant. Parent will provide the Company, within 30 days after the date hereof, with true and complete copies of the Parent Benefit Plans other than those sponsored by Schlumberger Limited and its subsidiaries and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Parent Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Parent Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Parent Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, Parent Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; Parent Benefit Plans have been maintained and operated in accordance with their terms, and, to Parent's knowledge, there are no breaches of fiduciary duty in connection with Parent Benefit Plans; there are no pending, or to Parent's knowledge, threatened claims against or otherwise involving any Parent Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan; all material contributions required to be made as of the date hereof to Parent Benefit Plans have been made or provided for; with respect to Parent Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Parent, its Subsidiaries or any of its ERISA Affiliates, (i) neither Parent nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived.

     (c) Neither Parent nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Parent or any Subsidiary thereof.

     (d) No Parent Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any Subsidiary of Parent for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     Section 6.12 Labor Matters. (a) As of the date of this Agreement, (i) neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (A) covering any U.S. employees or (B) covering, in any single instance, 10% or more of the employees of Parent and its Subsidiaries taken as a whole, and (ii) to Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any U.S. employees or (y) involving, in any single instance, 10% or more of the employees of Parent and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect, (i) neither Parent nor any Subsidiary of Parent has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Parent or any Subsidiary of Parent or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Parent or any Subsidiary of Parent pending or, to the knowledge of Parent, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     Section 6.13 Environmental Matters. (a) Parent and each Subsidiary of Parent has been and is in compliance with all Environmental Laws except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Parent or its Subsidiaries, former) businesses, assets or properties of Parent or any Subsidiary of Parent, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

     (c) Neither Parent nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect.

     Section 6.14 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. The conduct of Parent's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Parent or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 6.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Parent or any Subsidiary of Parent that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Parent or any Subsidiary of Parent.

     Section 6.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the international offshore drilling business prior to the date hereof.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, no event relating specifically to Parent or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Parent's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any insurance policy of Parent or any Subsidiary of Parent during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Parent or any Subsidiary of Parent to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Parent or any Subsidiary of Parent under any such excess liability, hull or protection and indemnity insurance policies.

     Section 6.17 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Goldman Sachs & Co. and Simmons & Company International as its financial advisors, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

     Section 6.18 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of each of Goldman Sachs & Co. and Simmons & Company International to the effect that, as of the date of this Agreement, the Common Stock Merger Ratio is fair to Parent from a financial point of view.

     Section 6.19 Company Stock Ownership. Neither Parent nor any of its Subsidiaries owns any shares of capital stock of the Company or any other securities convertible into or otherwise exercisable to acquire capital stock of the Company.

     Section 6.20 Vote Required. The only votes of the holders of any class or series of Parent share capital necessary to approve any transaction contemplated by this Agreement are (a) the vote of the holders of Parent Ordinary Shares required by the rules of the NYSE to approve the issuance of Parent Ordinary Shares pursuant to the Merger and the amendment of Parent's Long-Term Incentive Plan contemplated by Section 7.4, (b) the affirmative vote of at least a majority of the votes represented by the holders of the issued Parent Ordinary Shares present in person or by proxy at a meeting to be held in accordance with
Section 7.4 to approve the increase in authorized ordinary share capital contemplated by this Agreement, and (c) the affirmative vote of at least two-thirds of the votes represented by the holders of the issued Parent Ordinary Shares present in person or by proxy at the meeting to be held in accordance with Section 7.4 to approve the increase in the maximum number of members of the Board of Directors of Parent contemplated by this Agreement.

     Section 6.21 Ownership of Drilling Rigs and Drillships. As of the date hereof, Parent or a Subsidiary of Parent has good and marketable title to the drilling rigs and drill ships listed in Parent's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (i) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Parent Material Adverse Effect, (ii) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Parent Disclosure Letter), (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (iv) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (v) operators', vendors', suppliers of necessaries to the Company's drilling rigs, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and
(vi) other Liens disclosed in the Parent Disclosure Letter (the Liens described in clauses (i), (ii), (iii), (iv), (v) and (vi), collectively, "Parent Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Parent's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

     Section 6.22 Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Parent Reports, (ii) are referred to in the Parent Disclosure Letter or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 6.23 Certain Contracts. (a) Section 6.23 of the Parent Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Parent Reports filed on or prior to the date of this Agreement) to which Parent or any Subsidiary of Parent is a party or by which any of them is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted other than any such limitation that is not material to Parent and its Subsidiaries, taken as a whole, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration,
(iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or (v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through
(v) being referred to herein as "Parent Material Contracts").

     (b) As of the date of this Agreement, each Parent Material Contract is, to the knowledge of Parent, in full force and effect, and Parent and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Parent Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Parent Material Contract or (y) has received written notice of the desire of the other party or parties to any such Parent Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Parent Material Contract is enforceable by Parent or a Subsidiary of Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Company Material Adverse Effect.

     Section 6.24 Capital Expenditure Program. As of the date of this Agreement, the Parent Disclosure Letter accurately sets forth in all material respects, for each of Parent's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in 2000 and 2001 on a monthly basis, as previously provided to the Company. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of Parent at June 30, 2000 included in the Parent Reports and the projected newbuild capital expenditures to be incurred in 2000 and 2001 equal the estimated book value of the rigs when complete, as at the time of such forecast.

     Section 6.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by Parent or any Subsidiary of Parent or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Parent, any Subsidiary of Parent, nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Parent Material Adverse Effect.

                                    ARTICLE 7

                                    COVENANTS

     Section 7.1 Conduct of Company Business. Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement or as required by Applicable Laws (provided that the Company has provided Parent with advance notice of the proposed action to the extent practicable), unless Parent has consented in writing thereto, the Company:

     (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with any of its Subsidiaries or may be liquidated into the Company or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

     (c) shall not amend its certificate of incorporation or bylaws;

     (d) shall promptly notify Parent of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Company Material Contract (or communications indicating that the same may be contemplated) or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

     (e) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

     (f) shall not, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement (including the Company Rights issued pursuant to the Company Rights Agreement) or pursuant to the exercise of awards granted after the date hereof and expressly permitted under this Agreement or in connection with transactions permitted by Section 7.1(i) or pursuant to the payment of dividends on shares of Company Redeemable Preferred Stock in amounts required under the certificate of designation of the Company establishing the Company Redeemable Preferred Stock, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except for (A) (1) awards of options to acquire up to 15,000 shares of Company Common Stock, per person, to newly hired employees or to existing employees as the result of promotions, in each case other than officers or directors of the Company (including former officers or directors) in the ordinary course of business consistent with past practices as set forth in
Section 7.1(f) of the Company Disclosure Letter and (2) in the event the Effective Time does not occur on or before February 28, 2001, awards of options to employees other than officers and directors of the Company (including former officers or directors), to acquire up to 15,000 shares of Company Common Stock per employee, up to an aggregate of 500,000 shares of Company Common Stock for all employees, provided in the case of both clause (1) and (2) that such awards provide for exercisability in three equal annual installments beginning on each anniversary of the date of grant of the option subject to continued employment with the Company or its affiliates, with no right of acceleration of exercisability as a result of the transactions contemplated by this Agreement, with no right to exercise more than three months after termination of employment, with no right to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding, and in all other respects are made in the ordinary course of business consistent with past practices, and (B) the issuance of Company Rights with permitted issuances of Company Common Stock, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) with respect to any of its former, present or future employees, increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practice, (v) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, (vi) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans, (vii) except as approved by good faith action of the Board of Directors of the Company after the Company has provided Parent with advance written notice of the proposed action and consulted in advance with Parent regarding such action, terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if the termination would entitle such executive officer to receive enhanced separation payments upon consummation of the Merger, or (viii) permit any holder of an option to acquire Company Common Stock outstanding on the date hereof to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding;

     (g) except for the payment of dividends on shares of Company Redeemable Preferred Stock in amounts required under the terms of the certificate of designation of the Company establishing the Company Redeemable Preferred Stock, shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

     (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to the Company, individually or in the aggregate, except for sales of surplus equipment or sales of other assets in the ordinary course of business;

     (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case (i) for an aggregate consideration for all such acquisitions in excess of $10 million (excluding acquisitions approved in writing by Parent) or (ii) where a filing under the HSR Act or any non-U.S. competition, antitrust or premerger notification laws is required;

     (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

     (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

     (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

     (m) shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than the Company Permitted Liens) or (iii) make or commit to make aggregate capital expenditures in excess of $3 million per month for each month from the date of this Agreement to the Effective Time over the capital expenditures forecast disclosed in the Company Disclosure Letter for such month, excluding capital expenditures covered by insurance (A) for any partial loss not covered by loss of hire insurance, not in excess of $5 million per occurrence or series of related occurrences and (B) for any vessel for which the Company has bound loss of hire insurance, provided, however, that capital expenditures in connection with the total loss (actual or constructive) of any vessel shall require the consent of Parent;

     (n) except as provided in Section 7.20, shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Parent Ordinary Shares, Company Common Stock or Company Redeemable Preferred Stock;

     (o) subject to Section 7.5, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

     (p) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries; and

     (q) unless in the good faith opinion of the Board of Directors of the Company after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party; and (ii) during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction.

     Section 7.1A Conduct of Parent Business. Prior to the Effective Time, except as set forth in the Parent Disclosure Letter or as expressly contemplated by any other provision of this Agreement or as required by Applicable Laws (provided that Parent has provided the Company with advance written notice of the proposed action to the extent practicable), unless the Company has consented in writing thereto, Parent:

     (a) shall, and shall cause each of its Subsidiaries to, conduct its operations in accordance with the primary business focus of Parent and its Subsidiaries taken as a whole as of the date of this Agreement;

     (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

     (c) except in connection with transactions permitted under this Section 7.1A, shall not propose any shareholder resolution to amend its memorandum of association or articles of association;

     (d) shall promptly notify the Company of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Parent Material Contract (or communications indicating that the same may be contemplated) or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

     (e) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

     (f) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any of its shares or (ii) redeem, purchase or otherwise acquire any of its shares or capital stock of any of its Subsidiaries (other than from one of its Subsidiaries), or make any commitment for any such action, except for the declaration and payment of regular, quarterly dividends, consistent with past practice, not to exceed $0.03 per Parent Ordinary Share per quarter;

     (g) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries), except for sales, leases or other dispositions between Parent and one of its Subsidiaries or between or among its Subsidiaries;

     (h) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

     (i) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

     (j) except for acquisitions by one of Parent's Subsidiaries of Parent Ordinary Shares from Parent or another Subsidiary of Parent, shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Parent Ordinary Shares or Company Common Stock;

     (k) subject to Section 7.5, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

     (l) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries; and

     (m) except in connection with a transaction permitted by this Section 7.1A, shall not terminate, amend, modify or waive any provision of any agreement with a standstill covenant to which it is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction.

     Section 7.2 No Solicitation by the Company. (a) The Company agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of the Company and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of the Company (any such proposal, offer or transaction being hereinafter referred to as a "Company Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Company Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to the Company as the Confidentiality and Standstill Agreement dated April 24, 2000, between Parent and the Company (the "Confidentiality and Standstill Agreement") and which does not contain terms that prevent the Company from complying with its obligations under this Section 7.2) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Company Acquisition Proposal with respect to all the outstanding capital stock of the Company or all or substantially all the assets of the Company that, in the good faith judgment of the Board of Directors of the Company, taking into account the likelihood of financing, and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to Parent, is superior to the Merger (a "Company Superior Proposal"), to the extent the Board of Directors of the Company, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.2(a), if the Company intends to participate in any such discussions or negotiations or provide any such information to any such third party, the Company shall give prompt prior oral and written notice to Parent of each such action. The Company will immediately notify Parent orally and in writing of any such requests for such information or the receipt of any Company Acquisition Proposal or any inquiry with respect to or that could lead to a Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal. The Company will (i) keep Parent fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Company Acquisition Proposals or inquiries and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Acquisition Proposal or sent or provided by the Company to any third party in connection with any Company Acquisition Proposal. Any written notice under this
Section 7.2 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.2 shall permit the Company to enter into any agreement with respect to a Company Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.3(c)), the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, a

Company Acquisition Proposal, other than a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to the Company as the Confidentiality and Standstill Agreement and which does not contain terms that prevent the Company from complying with its obligations under this Section.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to the Company, means the date the condition set forth in Section 8.1(a)(i) is satisfied.

     Section 7.3 No Solicitation by Parent. (a) Parent agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Parent and its Subsidiaries on a consolidated basis or 15% or more of any class of share capital of Parent (any such proposal, offer or transaction being hereinafter referred to as a "Parent Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Parent Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Parent or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Parent as the Confidentiality and Standstill Agreement and which does not contain terms that prevent Parent from complying with its obligations under this Section 7.3) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Parent Acquisition Proposal with respect to all the outstanding Parent Ordinary Shares or all or substantially all the assets of Parent that, in the good faith judgment of a committee composed solely of the outside directors of Parent, taking into account the likelihood of financing, and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to the Company, is superior to the Merger (a "Parent Superior Proposal"), to the extent that committee of the Board of Directors of Parent, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.3(a), if Parent intends to participate in any such discussions or negotiations or provide any such information to any such third party, Parent shall give prompt prior oral and written notice to the Company of each such action. Parent will immediately notify the Company orally and in writing of any such requests for such information or the receipt of any Parent Acquisition Proposal or any inquiry with respect to or that could lead to a Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and the material terms and conditions of any Parent Acquisition Proposal. Parent will (i) keep the Company fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Parent Acquisition Proposals or inquiries and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Parent from any third party in connection with any Parent Acquisition Proposal or sent or provided by Parent to any third party in connection with any Parent Acquisition Proposal. Any written notice under this
Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.3 shall permit Parent to enter into any agreement with respect to a Parent Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.4(c)), Parent shall not enter into any agreement with any person that provides for, or in any way facilitates, a Parent Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to Parent as the Confidentiality and Standstill Agreement.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to Parent, means the date the condition set forth in Section 8.1(a)(ii) is satisfied.

     Section 7.4 Meetings of Stockholders. (a) Each of Parent and the Company shall take all action necessary, in accordance with applicable law and its memorandum of association and articles of association (Parent) or certificate of incorporation and bylaws (the Company), to convene a meeting of its shareholders as promptly as practicable to consider and vote upon (i) in the case of Parent, the approval of the amendments to Parent's articles of association contemplated hereby, the approval of the increase in the authorized share capital contemplated herein, the issuance of Parent Ordinary Shares pursuant to the Merger and, at the discretion of Parent, an amendment of its Long-Term Incentive Plan to increase the number of Parent Ordinary Shares reserved for issuance thereunder and (ii) in the case of the Company, the adoption of this Agreement and the Company Charter Amendment. Parent and the Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, the Company and Parent shall each submit this Agreement to its stockholders and shareholders, respectively, whether or not the Board of Directors of the Company or Parent, as the case may be, withdraws, modifies or changes its recommendation and declaration regarding the foregoing matters.

     (b) Each of Parent and the Company, through its Board of Directors, shall recommend approval of such matters and use its best efforts to solicit from its shareholders proxies in favor of such matters; provided, however, that the Board of Directors of Parent or the Board of Directors of the Company may at any time prior to the Effective Time upon five business days' prior written notice to the Company or Parent, respectively, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be, if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be, would be inconsistent with its fiduciary obligations.

     Section 7.5 Filings; Commercially Reasonable Best Efforts, Etc. (a) Subject to the terms and conditions herein provided, the Company and Parent shall:

          (i) make their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws ("Non-U.S. Antitrust Laws") to be made pursuant to Section 8.1(b) (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and which filings as required under the HSR Act and the antitrust, trade and competition laws of Brazil shall be made in not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act or other such laws;

          (ii) use their commercially reasonable best efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Parent Material Adverse Effect or a Company Material Adverse Effect;

          (iii) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental entity;

          (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

          (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

     (b) Without limiting Section 7.5(a), but subject to Sections 7.5(c), 7.5(d) and 7.19, Parent and the Company shall:

          (i) each use commercially reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

          (ii) each use commercially reasonable best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

     (c) At the request of Parent, the Company shall take all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any of the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") that may be asserted by any governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, including without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Company or any of its Subsidiaries or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses or assets of the Company or its Subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws which would otherwise have the effect of preventing or delaying the Closing, provided that any such action or commitment may be conditioned upon the consummation of the Merger and the transactions contemplated hereby. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, recommend, suggest or commit to any divestiture of assets or businesses of the Company and its Subsidiaries. In the event that this Agreement is terminated at any time prior to the Effective Time, Parent shall pay the reasonable out-of-pocket expenses of the Company incurred in connection with its compliance with this Section 7.5(c); provided that Parent shall not be so obligated to pay such expenses for services rendered by advisers to the Company unless such advisors are selected by Parent.

     (d) Nothing in this Agreement shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to Antitrust Laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements which in each such case may be conditioned upon the consummation of the Merger and the transactions contemplated hereby and which, in the reasonable judgment of Parent, in each such case do not and are not reasonably likely to individually or in the aggregate either (i) have a Parent Material Adverse Effect; (ii) have a Company Material Adverse

Effect; (iii) materially impair the benefits or advantages which Parent expects to receive from the Merger and the transactions contemplated hereby; or (iv) have a material adverse effect on Parent's business plan or business strategy for the combined company.

     (e) Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall use commercially reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and shall not take actions, cause actions to be taken, or fail to take actions that (i) could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) could reasonably be expected to cause the Eligible Company Shareholders who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger to recognize taxable gain with respect to the Merger pursuant to Section 367(a) of the Code (except with respect to cash received in lieu of fractional shares).

     (f) Immediately prior to the Effective Time, the Company shall file with the Secretary of State of Delaware the Company Charter Amendment. Parent shall file with the Registrar of Companies of the Cayman Islands the resolutions relating to the matters specified in Section 2.1.

     Section 7.6 Inspection. From the date hereof to the Effective Time, each of the Company and Parent shall allow all designated officers, attorneys, accountants and other representatives of Parent or the Company, as the case may be, access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Parent and the Company and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.6 shall be governed by the Confidentiality and Standstill Agreement.

     Section 7.7 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     Section 7.8 Registration Statement on Form S-4. (a) Each of Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Ordinary Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Parent and of the Company in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use commercially reasonable best efforts, and the Company shall cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use commercially reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary non-U.S., state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties shall share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4 and the Proxy Statement/Prospectus). Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

     (b) Parent and the Company shall each use its best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

     (c) Each of Parent and the Company shall ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Parent and the Company, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     Section 7.9 Listing Applications. (a) Parent shall promptly prepare and submit to the NYSE a listing application covering the Parent Ordinary Shares issuable in the Merger and shall use commercially reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Ordinary Shares, subject to official notice of issuance.

     (b) The Company shall promptly prepare and submit to the NYSE, another national securities exchange or the Nasdaq National Market System a listing application covering the Company Redeemable Preferred Stock and shall use commercially reasonable best efforts to obtain, prior to the record date for the meeting of the stockholders of the Company to adopt this Agreement, approval for the listing of the Company Redeemable Preferred Stock.

     Section 7.10 Letters of Accountants. (a) The Company shall use commercially reasonable best efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Parent with regard to certain financial information regarding the Company included in the Form S-4, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) Parent shall use commercially reasonable best efforts to cause to be delivered to the Company "comfort" letters of Ernst & Young LLP and PricewaterhouseCoopers LLP, Parent's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to the Company, with regard to certain financial information regarding Parent included in the Form S-4, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 7.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who the Company believes, at the date of the meeting of the Company's stockholders to consider and vote upon the adoption of this Agreement, may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use commercially reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form of Exhibit B. Parent shall be entitled to place restrictive legends on any Parent Ordinary Shares issued to such Rule 145 Affiliates pursuant to the Merger.

     Section 7.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed in writing by the parties. Notwithstanding any other provision of the Agreement, in no case will Parent directly or indirectly use its own funds to pay any expenses arising in connection with the Merger that are incurred by stockholders of the Company.

     Section 7.13 Indemnification and Insurance. (a) From and after the Effective Time, Parent and the Surviving Entity shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of the Company (or any Subsidiary or division thereof) and each person who served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent and the Surviving Entity shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Parent and the Surviving Entity will cooperate in the defense of any such matter; provided, however, the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Parent and the


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


Surviving Entity shall not be obligated pursuant to this Section 7.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of the Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger.

     (c) For a period of six years after the Effective Time, Parent and the Surviving Entity shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time, covered by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided that Parent and the Surviving Entity shall not be required to pay annual premiums in excess of 150% of the last annual premium paid by the Company prior to the date hereof (the amount of which premium is set forth in the Company Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 7.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.13.

     Section 7.14 Employee Matters. (a) At the Effective Time, Parent will cause the Surviving Entity and its Subsidiaries to continue the employment of all of the employees of the Company and its Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Parent, the Surviving Entity, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and the Surviving Entity and its Subsidiaries will have the right, in their discretion and subject to this Section 7.14, to alter the salaries, wages and terms of employment of such employees at any time after the Effective Time.

     (b) With respect to each employee of the Company and its Subsidiaries ("Affected Employee"), Parent shall cause the Surviving Entity to deem the period of employment with the Company and its Subsidiaries to have been employment and service with Parent for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay and sick leave) under all employee benefit plans, programs, policies or similar employment related arrangements of Parent and its Subsidiaries in which the Affected Employee is eligible to participate. Parent shall waive, and to the extent necessary to effect the terms hereof, shall use its best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the Effective Time of those Affected Employees and their dependents who were covered immediately prior to the Effective Time under a group health plan maintained by the Company, but only to the extent that such medical condition would be covered by Parent's or the Surviving Entity's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under the Company's group health plan prior to the Effective Time. Further, Parent shall cause the Surviving Entity to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the Effective Time (or such later date as the Affected Employees participate in such group health plan) occurs, with any applicable expenses already incurred during such year under the Company's group health plan.

     (c) Parent agrees to cause the Surviving Entity to continue the Company Severance Pay Benefit Plan (as amended and restated effective as of January 1, 1999 and attached to the Company Disclosure Letter, the "Severance Plan"), for the benefit of any Affected Employee who would be eligible for severance benefits under that plan due to an involuntary termination of employment within nine months after the Effective Time; provided, that any

Affected Employee who would otherwise have satisfied the eligibility requirements for such severance benefits but whose employment is involuntarily terminated during the period commencing nine months following the Effective Time and ending twelve months following the Effective Time shall be treated as if such Affected Employee was terminated within nine months after the Effective Time if in the good faith determination of Parent such Affected Employee would have been terminated within nine months following the Effective Time if the integration of Parent's and the Company's operations in respect of such Affected Employee had been completed at such earlier time. For purposes of the Severance Plan, cause shall be determined consistent with the Company's Involuntary Termination Policy as in effect on the date hereof ("Cause").

     (d) Parent agrees that employees of the Company and its Subsidiaries immediately prior to the Effective Time (the "Employees") will continue to be provided through December 31, 2001 with benefits under employee benefit plans, programs, policies or arrangements which in the aggregate are, in Parent's discretion, either (i) not less favorable than those provided to the Employees immediately prior to the Effective Time, or (ii) not less favorable than those provided to similarly situated employees of Parent and its Subsidiaries, taking into account for purposes of determining similarly situated employees such factors as Parent reasonably deems relevant; provided, that employees who retired from the Company and its Subsidiaries prior to the Effective Time shall continue to be provided through December 31, 2001 with the retiree health and life insurance benefits provided to such retirees immediately prior to the Effective Time without adverse changes during such period.

     (e) Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to continue to accrue its annual bonuses for employees of the Company and its Subsidiaries in respect of the Company's 2000 fiscal year (the "Year 2000 Bonuses") consistent with the level of bonuses actually paid to employees for the Company's 1999 fiscal year, subject to such discretionary determinations as were made consistent with the practices of the Company for the 1999 fiscal year; provided, however, that the Company shall be permitted to continue to accrue Year 2000 Bonuses for the individuals set forth in Section 7.14(e) of the Company Disclosure Letter in the amounts set forth therein. The Company agrees to pay the bonuses to the individuals set forth in Section 7.14(e) of the Company Disclosure Letter, in the amount set forth therein, on or before December 31, 2000. If the Year 2000 Bonuses have not been paid prior to the Effective Time, Parent shall cause the Company to pay the Year 2000 Bonuses in accordance with the foregoing. All determinations and allocations in respect of the Year 2000 Bonuses shall be made in accordance with the foregoing by Company management as constituted prior to the Effective Time. In addition, if the Effective Time has not occurred by March 31, 2001, the Company shall be permitted to accrue a pro-rated bonus during the period from January 1, 2001 through the Effective Time in respect of the Company's 2001 fiscal year in accordance with the foregoing (the "Year 2001 Bonuses"). Parent shall cause the Company to pay the Year 2001 Bonuses consistent with the practices of the Company for the 1999 fiscal year; provided, however, that the Year 2001 Bonuses for the individuals set forth in Section 7.14(e) of the Company Disclosure Letter shall be a pro-rated amount of their Year 2000 Bonuses, payable in cash, and any Year 2001 Bonuses due hereunder to such individuals shall be applied toward any pro-rata bonus awards the individuals become entitled to receive under the terms of the CIC Agreements for the 2001 fiscal year.

     (f) Notwithstanding anything in this Agreement to the contrary, Parent and the Company agree that Parent shall cause the Company to take all actions on its part to amend each of the employment and change in control agreements for the seven executive officers set forth in Section 7.14(f) of the Company Disclosure Letter (the "CIC Agreements") immediately following the Effective Time, to provide that the officer shall have the right, for a 30-day period commencing on the first anniversary of the Effective Time, to voluntarily terminate employment for any reason and such termination shall be deemed to be a "Qualifying Termination" within the "Window Period" as defined in the CIC Agreements. Parent acknowledges that, solely for purposes of the CIC Agreements, "Good Reason" shall exist pursuant to the terms of the CIC Agreements if the officer is not assigned, immediately following the Effective Time, to a position with Parent with duties that are not materially inconsistent with the authorities, duties, responsibilities and status (including offices, titles, and reporting relationships) that the officer held with the Company immediately prior to the Effective Time, or if there is a reduction or alteration in the nature or status of the officer's authorities, duties, or responsibilities from those in effect during the fiscal year immediately preceding the fiscal year in which the Effective Time occurs. Notwithstanding and in addition to the foregoing, if Parent has not notified the officer in writing by the date that is 30 days immediately preceding the date on which the Effective Time occurs whether or not such officer's employment is to be continued on terms that would not give rise to Good Reason under the terms of the CIC Agreements and this Section 7.14(f), then such officer shall be treated by Parent and the Company as if such officer had incurred immediately following the Effective Time a Qualifying Termination within the Window Period under the CIC Agreement and the Company shall pay the amounts described in Section 7.1(a) through (d) of the CIC Agreement to the officer by the close of the day on which the Effective Time occurs, and all other cash amounts payable under the terms of the CIC Agreements shall be paid as soon as practicable but in no event later than 30 days following the Effective Time; provided, however, that the foregoing provisions of this sentence shall not apply if an event occurs after the date notice is given and prior to the Effective Time that was unanticipated by Parent and is considered, in the good faith determination of Parent's Chief Executive Officer or Board of Directors, to materially change Parent's determination not to continue the officer's employment on such terms, and Parent in fact promptly following such event notifies the officer of its decision to continue and in fact continues the officer's employment on terms that would not give rise to Good Reason under the terms of the CIC Agreements and this Section 7.14(f). Parent further agrees that the amounts payable to an executive officer whose employment terminates due to a "Qualifying Termination" within the "Window Period" under the CIC Agreements (as amended to reflect this Section 7.14(f)) shall be no less than the amounts set forth in Section 7.14(f) of the Company Disclosure Letter. Parent and the Company further agree that following the Effective Time none of such executive officers shall be bound by any of the noncompetition provisions of the CIC Agreements. Parent agrees that the CIC Agreements shall be binding upon, and shall inure to the benefit of, any successor to the Company, and any such successor shall be deemed substituted for all purposes as the "Company" under the terms of the CIC Agreements.

     (g) Except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of this
Section 7.14, the Company agrees that it shall not make, and it shall not permit its Subsidiaries to make, any representations or promises, oral or written, to employees of the Company and its Subsidiaries concerning continued employment following the Effective Time, or the terms and conditions of that employment, except as requested by Parent under Section 7.14(i) or otherwise in writing with the prior written consent of Parent.

     (h) The Company will cause to vest and become exercisable effective 48 hours prior to the Effective Time (conditioned on the subsequent occurrence of the Effective Time) all or any portion of the unvested Company Options and restricted stock, other than those granted after the date hereof as permitted by
Section 7.1(f)(ii) that would not otherwise become vested and exercisable as a result of the Merger.

     (i) To the extent allowed by Applicable Laws, prior to the Effective Time, the Company shall take any action reasonably requested by Parent as part of Parent's preparation for a prompt and efficient integration of Parent's and the Company's operations following the Effective Time. To the extent allowed by Applicable Law, in furtherance of such cooperation, the Company agrees to supply Parent, in a prompt manner, with such information and documentation as the officers of Parent deem relevant to the integration, and to use its commercially reasonable best efforts to make its supervisory employees available, on a reasonable basis, to discuss staffing and integration issues with Parent. The actions requested of the Company pursuant to this Section 7.14(i) shall be at reasonable times and on reasonable notice. Nothing in this Section 7.14(i) shall require the Company to begin the implementation of the integration prior to the Effective Time. Notwithstanding the foregoing, the Company shall not be deemed to make any representation or warranty except as expressly set forth in this Agreement and shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 7.14(i) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.14(i) shall be governed by the Confidentiality and Standstill Agreement.

     Section 7.15 Rights Agreement. Except for actions contemplated by this Agreement that are taken by the Company simultaneously with its entering into a binding definitive agreement pursuant to Section 9.3(c), neither the Board of Directors of the Company nor the Company shall take any other action to (a) terminate the Company Rights Agreement, (b) redeem the Company Rights, (c) amend the Company Rights Agreement in a manner adverse to Parent, or (d) cause any person not to be or become an "Acquiring Person."

     Section 7.16 Delivery of Parent Ordinary Shares. Prior to the Merger, Sub shall purchase from Parent and Parent shall sell to Sub all or a portion of that number of Parent Ordinary Shares which Sub is required to deliver pursuant to
Section 4.3(a). If Sub purchases fewer than all such shares from Parent, Parent will otherwise provide to Sub the remaining required shares.

     Section 7.17 Consulting Agreements. As of the Effective Time, Parent shall cause the Surviving Entity to execute and deliver to Mr. Paul B. Loyd, Jr. a consulting agreement substantially in the form of Exhibit C, and the Company shall use commercially reasonable efforts to cause Mr. Loyd to enter into such consulting agreement.

     Section 7.18 Assets in the Coastwise Trade. Prior to the Closing Date, the Company and its Subsidiaries shall at the request of Parent (a) use their commercially reasonable best efforts to sell, transfer, assign, contribute or otherwise dispose of all their respective vessels involved in the coastwise trade (within the meaning of that term as used in Section 2 of the Shipping Act, 1916, as amended (46 USC Section 808)) to such person or persons as designated by Parent and as directed by and on such terms and conditions as specified by Parent, provided that any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby, (b) cancel and refrain from extending any agreement that would require the operation of vessels and other assets involved in the coastwise trade after the Effective Time and (c) take any action designed to facilitate the termination of the operation of vessels involved in the coastwise trade and the Company's business related thereto as of the Effective Time. The Company will provide reasonable cooperation with Parent, Sub and their advisors retained in connection with the matters described in this Section 7.18. The Company shall promptly take any other reasonably requested actions in connection with this Section 7.18. The Company shall not retain any advisors to the Company with respect to the foregoing without the consent of Parent.

     Section 7.19 Obtaining Investment Grade Rating. (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall request that both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Service ("S&P") rate the $400,000,000 11% Senior Secured Notes due 2006 of RBF Finance Co., a Delaware corporation ("RBF Finance Co."), RBF Finance Co.'s $400,000,000 11 3/8% Senior Secured Notes due 2009, the Company's $200,000,000 12 1/2% Senior Notes due 2006, the Company's $100,000,000 9 1/8%
Senior Notes due 2003 and the Company's $300,000,000 9 1/2% Senior Notes due 2008 (collectively, the "Company High Yield Debt") "Investment Grade" or give the Company High Yield Debt an "Investment Grade Rating" (as such terms are defined in the applicable Company High Yield Debt indentures) at or prior to the Effective Time. In connection with such request, each of the Company and Parent shall use its commercially reasonable best efforts to cooperate promptly and fully with all reasonable requests of the other, including without limitation, attending and preparing for meetings and presentations, providing information and making any related or required applications or filings and taking other reasonable action as may be requested by Moody's and S&P with respect to obtaining such rating. Actions reasonably requested by Moody's or S&P or by Parent or the Company are those relating to the process of obtaining such rating (and such actions are specifically not those related to the financial condition, business or operations of Parent or the Company and their respective Subsidiaries).

     (b) If the Company High Yield Debt is not given an "Investment Grade Rating" or rated "Investment Grade" (as such terms are defined in the applicable Company High Yield Debt indentures) at the time when the conditions to Parent's obligations to effect the Merger have otherwise been fulfilled, then Parent agrees that immediately prior to the Effective Time it shall deliver a full senior unsecured unconditional payment guarantee (the "Parent Guarantee") on terms reasonably satisfactory to Parent of the principal of, interest and premium, if any, on the Company High Yield Debt which shall become effective only upon the Effective Time. Without limiting the generality of any other provisions hereof, Parent shall have no obligation under this Agreement to provide financial assistance of any type to the Company or in respect of the Company High Yield Debt, other than with respect to its obligation to provide such Parent Guarantee.

     Section 7.20 Agreement Regarding Company Redeemable Preferred Stock. (a) As promptly as practicable after the date of filing of the Form S-4, the Company shall file with the SEC either a post-effective amendment to its Registration Statement on Form S-3 (Registration No. 333-39500) or another registration statement on an appropriate form registering a number of shares of Company Common Stock sufficient to complete the Public Offering (as defined below) (in either case, the "Shelf Registration Statement"). The Company shall use commercially reasonable best efforts, and Parent shall cooperate with the Company, to have the Shelf Registration Statement declared effective by the SEC prior to the vote of the Company's stockholders in respect of the Merger. The Company shall advise Parent, promptly after it receives notice thereof, of the time when the Shelf Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order or any request by the SEC for amendment of the Shelf Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall provide Parent with drafts of the Shelf Registration Statement, any prospectus supplement, the underwriting agreement and all other customary documentation in connection with the Public Offering reasonably in advance of the anticipated date of use thereof.

     (b) In the event that this Agreement shall have been adopted and the Company Charter Amendment shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon and Parent and the Company are each satisfied that the other conditions to effect the Merger have otherwise been fulfilled, as promptly as practicable after receiving written notice from Parent directing it to do so, the Company shall commence and consummate an underwritten public offering of shares of Company Common Stock with aggregate net proceeds to the Company of at least $105 million (but not greater than any amount specified by Parent) pursuant to the Shelf Registration Statement (the "Public Offering"). The Company shall be deemed to be in compliance with its obligations under this
Section 7.20(b) during the time that its failure to commence and consummate the Public Offering results only from the good faith inability of the Company to commence or consummate the Public Offering with the price and terms established by Parent. The Company shall promptly take any action in connection with the Public Offering as Parent reasonably directs, including without limitation (x) establishing the price to the public, the underwriting discount and the number of shares of Company Common Stock to be sold pursuant to the Public Offering,
(y) selecting the commencement and pricing date for the Public Offering, and (z) selection of any underwriter or group of underwriters for the Public Offering, and any agreement regarding any fees or expenses in connection therewith. The Company shall place any proceeds of the Public Offering in a separate account to be used for the purposes specified in Section 7.20(c).

     (c) Promptly upon closing of the Public Offering, the Company shall give notice of redemption of shares of Company Redeemable Preferred Stock having an aggregate liquidation preference of up to $105 million at a price in cash equal to 113.875% of the liquidation preference thereof, plus accrued and unpaid dividends, if any, to the redemption date with the net cash proceeds from the Public Offering. The Company shall comply with all applicable terms of the Company Redeemable Preferred Stock in connection with such redemption, and funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the redemption date) shall be irrevocably deposited by the Company in trust for the equal and ratable benefit for the holders of the shares to be redeemed (the "Irrevocable Deposit"). In making the Irrevocable Deposit, the Company shall use only the funds placed in the separate account described in the last sentence of Section 7.20(b).

     (d) The Company may, in accordance with its previously announced intention, cause to be repurchased shares of Company Redeemable Preferred Stock in price and amount and on terms and conditions approved from time to time in writing by Parent, by causing Unrestricted Subsidiaries (as defined in the Company High Yield Debt indentures) to repurchase such stock with funds which such Unrestricted Subsidiaries have on hand. No payment will be made to holders of Company Redeemable Preferred Stock with funds received, directly or indirectly, from Parent or any of its Subsidiaries. The parties acknowledge that, if the Company's disposition program is successfully completed, it will have estimated $150-200 million in unrestricted funds available for such repurchases, which unrestricted funds represent cash in excess of the funds reasonably anticipated to be necessary for such Unrestricted Subsidiaries' business needs. In no case will Parent or any of its Subsidiaries make contributions to the Company or the Unrestricted Subsidiaries to replenish funds used to redeem or repurchase Company stock.

     (e) Notwithstanding anything in this Agreement to the contrary (other than Section 7.5(e)), Parent and each of its Subsidiaries shall be entitled to acquire shares of Company Redeemable Preferred Stock by exchange for Parent Ordinary Shares or other voting shares of Parent.

                                    ARTICLE 8

                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) (i) This Agreement shall have been adopted and the Company Charter Amendment shall have been approved by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon; and

          (ii) Each of the increase in the authorized ordinary share capital of Parent and the issuance of Parent Ordinary Shares pursuant to the Merger shall have been approved by the holders of issued Parent Ordinary Shares as and to the extent required by Cayman Islands law, Parent's memorandum of association and articles of association and the rules of the NYSE.

     (b) (i) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) there shall not be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the United States, of the United Kingdom or of the European Union seeking to restrain, prohibit or rescind any transactions contemplated by this Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction which in any of such cases is, in the reasonable judgment of Parent, reasonably likely to have any of the effects described in Section 7.5(d)(i) through (iv), (iii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of the Company and Parent that the Merger will not be referred to the Competition Commission shall have been received, (iv) any mandatory waiting period under any applicable Non-U.S. Antitrust Laws (where the failure to observe such waiting period referred to in this clause (iv) would, in the reasonable judgment of Parent, reasonably be expected to have any of the effects described in Section 7.5(d)(i) through (iv)) shall have expired or been terminated and (v) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws, which order is in the reasonable judgment of Parent reasonably likely to have any of the effects described in Section 7.5(d)(i) through (iv).

     (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.5, and with respect to other matters not covered by Section 7.5, to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

     (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

     (e) The Parent Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (f) The Company Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and become effective.

     Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Parent, Sub and Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Parent, Sub and Merger Sub contained in this Agreement (i) that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) those not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate of each of Parent, Sub and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

     (b) The Company shall have received the opinion of Cravath, Swaine & Moore, counsel to the Company, in form and substance reasonably satisfactory to the Company and dated the Closing Date to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of the Company who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger

(except with respect to (i) cash received in lieu of fractional shares or (ii) stockholders of the Company who are not Eligible Company Shareholders). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Parent, Sub and Merger Sub, substantially in the form of Exhibit D, dated as of the Closing Date.

     (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Parent Material Adverse Effect.

     Section 8.3 Conditions to Obligation of Parent, Sub and Merger Sub to Effect the Merger. The obligations of Parent, Sub and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) The Company shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement (i) that are qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and
(ii) those not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause
(ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate of the Company, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

     (b) Parent shall have received the opinion of Baker Botts L.L.P., counsel to Parent, in form and substance reasonably satisfactory to Parent and dated the Closing Date to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of the Company who exchange Company Common Stock solely for Parent Ordinary Shares pursuant to the Merger (except with respect to (i) cash received in lieu of fractional shares or (ii) stockholders of the Company who are not Eligible Company Shareholders). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Parent, Sub and Merger Sub, substantially in the form of Exhibit E, dated as of the Closing Date.

     (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Company Material Adverse Effect.

     (d) The shares of Company Redeemable Preferred Stock shall have been listed on the NYSE, another national securities exchange or the Nasdaq National Market System prior to the record date for the meeting of the Company's stockholders to adopt this Agreement.

     (e) Parent shall have received from each Rule 145 Affiliate an agreement to the effect set forth in Section 7.11.

     (f) The closing of the Public Offering shall have occurred, the notice of redemption contemplated by Section 7.20(c) shall have been duly given and the Company shall have completed the Irrevocable Deposit; provided, that this
Section 8.3(f) shall expire as a condition to the obligations of Parent, Sub and Merger Sub to effect the Merger if (i) the other conditions to the obligations of each party to effect the Merger (other than those that are expected to be fulfilled but can only be fulfilled on the Closing Date) have been fulfilled (and Parent shall have received a written notice from the Company as to such fulfillment) for a period of eight business days, (ii) the Company has complied with its obligations under Section 7.20 and (iii) the Shelf Registration Statement shall have become effective and no stop order shall be in effect during such period of eight business days, provided that any such noneffectiveness or stop order is not the result of any act or omission by Parent, Parent's advisors or any underwriter selected by Parent.

     (g) The Company High Yield Debt shall have been rated "Investment Grade" or been given an "Investment Grade Rating" (as such terms are defined in the applicable Company High Yield Debt indentures) by Moody's and S&P.



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


                                    ARTICLE 9

                                   TERMINATION

     Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

     Section 9.2 Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Parent or the Company if:

     (a) the Merger shall not have been consummated by August 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

     (b) a meeting (including adjournments and postponements) of the Company's stockholders for the purpose of obtaining the approvals required by Section 8.1(a)(i) shall have been held and such stockholder approvals shall not have been obtained;

     (c) a meeting (including adjournments and postponements) of Parent's shareholders for the purpose of obtaining the approvals required by Section 8.1(a)(ii) shall have been held and such shareholder approvals shall not have been obtained; or

     (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.5 and, with respect to other matters not covered by
Section 7.5, shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

     Section 9.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of the Company, after consultation with its outside legal advisors, if

     (a) (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to the Company if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied;

     (b) the Board of Directors of Parent shall have withdrawn or materially modified, in a manner adverse to the Company, its approval or recommendation of the amendments to Parent's articles of association or the issuance of Parent Ordinary Shares pursuant to the Merger or recommended a Parent Acquisition Proposal, or resolved to do so; or

     (c) prior to the Cutoff Date, (i) the Board of Directors of the Company has received a Company Superior Proposal, (ii) in light of such Company Superior Proposal the Board of Directors of the Company shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by the Company's stockholders of this Agreement will not be obtained by reason of the existence of such Company Superior Proposal, (iii) the Company has complied in all material respects with Section 7.2, (iv) the Company has previously paid the fee due under Section 9.5(a), (v) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a binding definitive written agreement providing for the implementation of such Company Superior Proposal and
(vi) Parent is not at such time entitled to terminate this Agreement pursuant to
Section 9.4(a); provided that the Company may not effect such termination pursuant to this Section 9.3(c) unless and until (i) Parent receives at least ten business days' prior written notice from the Company of its intention to effect such termination pursuant to this Section 9.3(c); and (ii) during such ten business day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose.

     Section 9.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Parent, after consultation with its outside legal advisors, if:

     (a) (i) there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Parent if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

     (b) the Board of Directors of the Company shall have withdrawn or materially modified, in a manner adverse to Parent, its approval or recommendation of the Merger or the Company Charter Amendment or recommended a Company Acquisition Proposal, or resolved to do so; or

     (c) prior to the Cutoff Date, (i) the Board of Directors of Parent has received a Parent Superior Proposal, (ii) in light of such Parent Superior Proposal the Board of Directors of Parent shall have determined in good faith,
(A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Parent's stockholders of this Agreement will not be obtained by reason of the existence of such Parent Superior Proposal, (iii) Parent has complied in all material respects with
Section 7.3, (iv) Parent has previously paid the fee due under Section 9.5(b),
(v) the Board of Directors of Parent concurrently approves, and Parent concurrently enters into, a binding definitive written agreement providing for the implementation of such Parent Superior Proposal and (vi) the Company is not at such time entitled to terminate this Agreement pursuant to Section 9.3(a); provided that Parent may not effect such termination pursuant to this Section 9.4(c) unless and until (i) the Company receives at least ten business days' prior written notice from Parent of its intention to effect such termination pursuant to this Section 9.4(c); and (ii) during such ten business day period, Parent shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that the Company may propose.

     Section 9.5 Effect of Termination. (a) (i) If this Agreement is terminated:

          (A) by the Company or Parent pursuant to Section 9.2(b) [failure to obtain Company stockholder approval] after the public announcement of a Company Acquisition Proposal, whether or not the Company Acquisition Proposal is still pending or has been consummated; or

          (B) by Parent pursuant to Section 9.4(b) [withdrawal of Company recommendation to stockholders]; or

          (C) by the Company pursuant to Section 9.3(c) [fiduciary out];

then the Company shall pay Parent a fee of $225 million at the time of such termination in cash by wire transfer to an account designated by Parent.

     (ii) If this Agreement is terminated by the Company pursuant to Section 9.3(c) and in accordance with the terms thereof, no fee additional to the fee specified in Section 9.3(c) shall be payable by the Company to Parent.

     (b) (i) If this Agreement is terminated:

          (A) by the Company or Parent pursuant to Section 9.2(c) [failure to obtain Parent shareholder approval] after the public announcement of a Parent Acquisition Proposal, whether or not the Parent Acquisition Proposal is still pending or has been consummated; or

          (B) by the Company pursuant to Section 9.3(b) [withdrawal of Parent recommendation to shareholders]; or

          (C) by Parent pursuant to Section 9.4(c) [fiduciary out];

then Parent shall pay the Company a fee of $225 million at the time of such termination in cash by wire transfer to an account designated by the Company.

     (ii) If this Agreement is terminated by Parent pursuant to Section 9.4(c) and in accordance with the terms thereof, no fee additional to the fee specified in Section 9.4(c) shall be payable by Parent to the Company.

     (c) If this Agreement is terminated by the Company or Parent pursuant to
Section 9.2(b) other than in circumstances covered by Section 9.5(a), then the Company shall pay Parent a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by the Company or Parent pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Parent shall pay the Company a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, Section 7.5(c) and Section 7.12 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.11, 10.12 and 10.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

     Section 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     Section 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in Sections 3.3, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger. The Confidentiality and Standstill Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality and Standstill Agreement shall apply to all information and material delivered by any party hereunder.

     Section 10.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by



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facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                               (a)  if to the Company:

                                    R & B Falcon Corporation
                                    901 Threadneedle
                                    Houston, Texas  77027
                                    Attention:  Wayne K. Hillin, Esq.
                                    Facsimile:  (281) 496-0285

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, NY  10019
                                    Attention:  Richard Hall, Esq.
                                    Facsimile:  (212) 474-3700


                               (b)  if to Parent, Sub or Merger Sub:

                                    Transocean Sedco Forex Inc.
                                    4 East Greenway Plaza
                                    Houston, Texas  77046
                                    Attention:  Eric Brown, Esq.
                                    Facsimile:  (713) 232-7600

                                    with a copy to:

                                    Baker Botts L.L.P.
                                    One Shell Plaza
                                    910 Louisiana
                                    Houston, Texas  77002-4995
                                    Attention:  Gene J. Oshman, Esq.
                                    Facsimile:  (713) 229-1522

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4, Section 7.13, 7.14(f) and 7.17 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

     Section 10.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Confidentiality and Standstill Agreement shall continue in effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     Section 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

     Section 10.9 Interpretation. In this Agreement:

     (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

     (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

     (c) "Material Adverse Effect" with respect to the Company or Parent shall mean a material adverse effect or change on (a) the business, assets, conditions (financial or otherwise) or operations of a party (including the Surviving Entity when used with respect to the Company) and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the drilling services industry or changes arising out of the announcement of this Agreement, or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Company Material Adverse Effect" and "Parent Material Adverse Effect" mean a Material Adverse Effect with respect to the Company and Parent, respectively.

     (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner.

     Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 10.11 Incorporation of Exhibits. The Company Disclosure Letter, the Parent Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     Section 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.13 Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated herein.

     (c) Parent designates and appoints The Corporation Trust Company and such person's successors and assigns as its lawful agent in the United States of America upon which may be served, and which may accept and acknowledge, for and on behalf of Parent all process in any action, suit or proceedings that may be brought against Parent in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          TRANSOCEAN SEDCO FOREX INC.

                                          By: /s/ J. Michael Talbert
                                             -----------------------------------
                                          Name:
                                          Title:

                                          TRANSOCEAN HOLDINGS INC.

                                          By: /s/ J. Michael Talbert
                                             -----------------------------------
                                          Name:
                                          Title:

                                          TSF DELAWARE INC.

                                          By: /s/ J. Michael Talbert
                                             -----------------------------------
                                          Name:
                                          Title:

                                          R&B FALCON CORPORATION

                                          By: /s/ Paul B. Loyd, Jr.
                                             -----------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT A


              AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION

                                       OF

                             R&B FALCON CORPORATION


         R&B FALCON CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: Section 4 of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations") in respect of the Company's 13-7/8 Senior Cumulative Redeemable Preferred Stock (the "Preferred Stock") is amended by adding at the end of said
Section 4 the following:

               Effective immediately prior to the effective time of the merger contemplated by the Agreement and Plan of Merger among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and the Corporation dated as of August 19, 2000, as it may be amended from time to time (the "Merger Agreement"), the Preferred Stock shall have the following additional voting rights (capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement):

               The Preferred Stock shall be entitled to vote in the election of directors and shall vote together with the Common Stock and any other class or series of shares that generally votes together with the Common Stock as one class in such election. Each share of Preferred Stock shall have 0.1787 votes per share [the number (rounded to the nearest ten-thousandth) equal to the quotient of (a) $1,000 divided by (b) the product of (1) the quotient of the number of shares of Company Common Stock outstanding as of August 17, 2000 divided by the number of shares of common stock, par value $.01 per share, of the Surviving Entity (as defined in the Merger Agreement) to be outstanding immediately after the Effective Time multiplied by (2) the closing price of the Parent Ordinary Shares on August 18, 2000 multiplied by (3) the Common Stock Merger Ratio].

         SECOND: The foregoing amendment to the Certificate of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer and its corporate seal to be affixed hereto on this ___ day of ______________, ______.


                                             R&B FALCON CORPORATION


                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                                                      EXHIBIT B




                                 _________, 2000


Transocean Sedco Forex Inc.
4 East Greenway Plaza
Houston, TX  77046

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of R&B Falcon Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of August ___, 2000 (the "Merger Agreement") among Transocean Sedco Forex Inc., a Cayman Islands exempted company ("Parent"), Transocean Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), TSF Delaware Inc., a Delaware corporation and a wholly owned subsidiary of Sub ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger") and that as a result of the Merger, I may receive Parent Ordinary Shares (as defined in the Merger Agreement) in exchange for shares of Company Common Stock (as defined in the Merger Agreement) owned by me.

         I represent, warrant and covenant to Parent that in the event I receive any Parent Ordinary Shares as a result of the Merger:

         (a) I shall not make any sale, transfer or other disposition of such Parent Ordinary Shares in violation of the Act or the Rules and Regulations.

         (b) I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Ordinary Shares to the extent I believed necessary with my counsel or counsel for the Company.

         (c) I have been advised that the issuance of Parent Ordinary Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company I may be deemed to have been an affiliate of the Company for purposes of paragraphs (c) and
                  (d) of Rule 145 of the Rules and Regulations, I may not sell, transfer or otherwise dispose of Parent Ordinary Shares issued to me in the

                  Merger within one year following the Merger if I am not at such time an affiliate of Parent and later, if I am then an affiliate of Parent, unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 of the Rules and Regulations, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         (d) I understand that Parent is under no obligation to register such sale, transfer or other disposition by me or on my behalf under the Act or take any other action necessary in order to make compliance with an exemption from such registration available.

         (e) I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Ordinary Shares and that there will be placed on the certificate for the Parent Ordinary Shares issued to me in connection with the Merger, or any substitutions therefor, a legend substantially in the form set forth below:

                           "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities may not be sold or otherwise transferred except in compliance with the requirements of said Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

         It is understood and agreed that the legend set forth in paragraph (e) above shall be removed by delivery of substitute certificates without such legend (i) prior to the first anniversary of the Merger if I am not at such time an affiliate of Parent, if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is no longer required for purposes of the Act or (ii) thereafter at the request of the undersigned if I am not at such time an affiliate of Parent.

         Execution of this letter should not be construed as an admission, stipulation or acknowledgment by me that I am an "affiliate" of the Company as described in the first paragraph hereof or considered as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                             Very truly yours,



                                             ----------------------------------
                                             Name:

ACCEPTED AND AGREED THIS
____ DAY OF ____________, 2000.

TRANSOCEAN SEDCO FOREX INC.


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                                                     EXHIBIT C



                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of the ____ day of _______________, by and between R&B Falcon Corporation, a Delaware corporation ("Company"), and Paul B. Loyd, Jr., an individual ("Consultant").

WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, among Transocean Sedco Forex Inc. ("Parent"), Transocean Holdings Inc., TSF Delaware Inc. and Company (the "Merger Agreement"), Company will become an indirect wholly-owned subsidiary of Parent; and

WHEREAS, in the event of the termination of Consultant's employment with Company following the transactions contemplated by the Merger Agreement, Company and Parent wish to have Consultant provide consulting services to the Company for the period provided in this Agreement and Consultant wishes to provide services to Company for such period, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby the parties agree as follows:

1. ENGAGEMENT. Company hereby retains Consultant to provide consulting services with respect to strategies and policies, special projects, incentives, goals and other matters related to the development and growth of Company. Such services shall be as directed by the Chief Executive Officer of Company or other person or persons as designated by the Chief Executive Officer from time to time. Consultant shall be required to be generally available to Company to perform the services and agrees to provide upon request a minimum of thirty hours of service per month to Company at such times and places as may be reasonably requested by Company and consistent with Consultant's other activities. Further, Consultant agrees not to perform substantially similar services during the term hereof to any other company which provides offshore contract drilling services; provided that Consultant may request a waiver of such restriction on a case by case basis and Company agrees not to unreasonably withhold, condition or delay such waiver.

2. TERM. The term of this Agreement shall commence on the effective date of Consultant's termination of employment with Company at any time following the Effective Time (as defined in the Merger Agreement) (the "Effective Date") and continue in effect for a period of three (3) years thereafter; provided, however, that in the event Consultant becomes a member of the Board of Directors of Parent ("Parent Board"), the Agreement shall continue in effect only until the second anniversary of the Effective Date; provided, further, that Consultant may terminate this Agreement on thirty (30) days' advance written notice to Company. Upon such an expiration or termination of this Agreement, neither party shall have any further obligation towards the other in connection herewith except as provided in Article 5(g).

3. COMPENSATION. As compensation for the performance by Consultant of services under this Agreement, Company agrees to pay to Consultant the following:

         (a) an annual retainer fee of THREE HUNDRED THOUSAND DOLLARS ($300,000); provided, that if Consultant becomes a member of the Parent Board, the annual retainer fee shall thereafter be THREE HUNDRED SIXTY THOUSAND DOLLARS ($360,000) and Consultant hereby waives any fees or other remuneration that would otherwise be payable to Consultant for services as a member of the Parent Board; and

         (b) Company agrees to pay direct to the vendor or reimburse Consultant, as the case may be, reasonable expenses incurred by Consultant in connection with the performance of his services under this Agreement. These expenditures and expenses incurred by and on behalf of Consultant shall be in accordance with those policies in effect for Company from time to time. These expenses shall include but shall not be limited to:

                  (1) Transportation, meals and lodging, parking, tips or any other expenses incurred in accordance with Company's policies and procedures;

                  (2) Telephone, facsimile or other communication costs, and

                  (3) Company's current per mile rate for Consultant's use of his personal automobile on Company's business.

Consultant shall not be entitled to any other remuneration, benefit or reimbursement in connection with this Agreement or the services performed hereunder except as may otherwise be expressly set forth herein.

4. PAYMENTS.

(a) The annual retainer referred to in Article 3(a) above shall be paid in monthly installments of TWENTY FIVE THOUSAND DOLLARS ($25,000) (or THIRTY THOUSAND DOLLARS ($30,000) in the event Consultant becomes a member of the Parent Board), payable on the last day of the calendar month for services performed during the month.

(b) Expense statements shall be submitted by Consultant with reasonable documentation in accordance with the policies of Company. Reimbursement shall be paid within ten (10) business days of receipt of an expense statement by Company.

(c) Consultant may request cash advances for special purposes such as trips incurred at Company's request. Such cash advances shall be approved by Company's designated person, and such amount shall be deducted from Consultant's first expense statement submitted after such cash advance or any balance outstanding shall be repaid with submittal of the expense statement.

5. GENERAL.

(a) Consultant agrees that the extent and character of the work to be done by Consultant shall be subject to the general supervision, direction, control and approval of Company's Chief

Executive Officer to whom Consultant shall report and be responsible. In the performance of the work and services hereunder, Consultant shall be deemed an independent contractor and shall not be an employee of Company. Consultant shall have no right to bind Company and shall limit the services to be provided hereunder to those requested or directed to be performed in accordance with
Article 1.

(b) Consultant shall be responsible for the payment of all taxes or other charges imposed by any governmental authority on his services and fees.

(c) Any suggestions, analyses, programs, products, materials conceived, prepared or developed by Consultant during the term of this Agreement, whether alone or jointly with others, which relate to the Company's core offshore drilling business shall be Company's sole and exclusive property.

(d) All information obtained by Consultant or communicated to Consultant by Company in the course of conduct of Consultant's work and services hereunder shall be considered confidential and shall not be divulged by Consultant to any person, firm or corporation other than Company's representative without Company's prior written consent unless required to be disclosed by court order, subpoena or other government process, in which case Consultant shall notify Company promptly after learning of any such court order, subpoena or government process. Company shall furnish any information necessary for Consultant to carry out Consultant's duties.

(e) Consultant shall not assign or subcontract any of Consultant's obligations hereunder without the prior written consent of Company; provided, that Consultant shall be permitted to assign this Agreement to any entity that is wholly-owned by Consultant. This Agreement shall inure to the benefit of and be binding on the executors, administrators, personal representatives, permitted assigns and successors of the respective parties.

(f) In acknowledgement of the fees and occasional transportation, meals and lodgings being provided by Company to enable and assist Consultant in the execution of his duties and in exchange for Company's agreement to release, defend and indemnify Consultant from any and all claims, suits, actions, damages, liabilities and expenses (including attorney fees and court costs) (collectively, "Claims") for personal injury to the employees, officers, directors and agents of Company and Company's clients, or damage to Company's and Company's clients' property arising out of the services to be provided hereunder, regardless of whether Consultant may be negligent or otherwise legally at fault, Consultant agrees to release, defend and indemnify Company and its clients and their respective employees, officers, directors and agents from any Claims for personal injury to, or death of, Consultant or damage to or loss of Consultant's property arising out of the services to be provided hereunder, regardless of whether Company may be or may be alleged to be negligent or otherwise legally at fault.

(g) The provisions of Article 5(c), (d) and (f) shall survive the expiration of this Agreement.

6. MODIFICATION. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing with specific reference to this Agreement and signed by each of the parties hereto.

7. NOTICES. Any notices required or permitted hereunder shall be in writing and shall be delivered in person or mailed certified or registered mail, return receipt requested, properly addressed:

         (a)      If to Company:

                  R&B Falcon Corporation
                  Attn: Chief Executive Officer

         (b)      If to Consultant:

                  Paul B. Loyd, Jr.

                  ------------------------------

                  ------------------------------

Either party hereto may designate a different address by written notice given to the other party in accordance herewith.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws.

10. EFFECTIVENESS. Notwithstanding anything herein to the contrary, this Agreement is conditioned upon the consummation of the Merger (as defined in the Merger Agreement) and shall be void ab initio and of no force and effect upon the termination of the Merger Agreement prior to the Effective Time.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.


--------------------------------
Paul B. Loyd, Jr.


R&B FALCON CORPORATION


By:
   -----------------------------
Title:
      --------------------------

                                                                       EXHIBIT D
                                                         TO THE MERGER AGREEMENT






                     [Letterhead of R&B Falcon Corporation]


                                                                [        ], 2000



Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Baker Botts LLP
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995


Ladies and Gentlemen:

              In connection with the opinions to be delivered pursuant to Sections 8.2(b) and 8.3(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of [ ], 2000, among TRANSOCEAN SEDCO FOREX INC, a company organized under the laws of the Cayman Islands ("Parent"), TRANSOCEAN HOLDINGS INC, a company organized under the laws of Delaware and a wholly owned subsidiary of Parent ("Sub"), TSF DELAWARE INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Sub ("Merger Sub"), and R&B FALCON CORPORATION, a company organized under the laws of Delaware (the "Company"), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving entity (the "Merger"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement of Parent, Sub and the Company, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

              1. The facts relating to the Merger as described in the Merger Agreement, Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

              2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of the Company's common stock, par value $.01 per share, (the "Company Common Stock"), will be converted into fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Ordinary Shares"), is the result of arm's length bargaining.

              3. In the Merger, shares of Company stock representing at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock will be exchanged solely for Parent voting stock. For purposes of this representation, (i) shares of Company stock exchanged for cash or other property furnished, directly or indirectly, by Parent, Sub or Merger Sub and (ii) shares of Company stock, if any, issued pursuant to the Public Offering, as described in Section 7.20 of the Merger Agreement, in each case will be treated as outstanding Company stock on the Closing Date. Except for the issuance of voting rights as described in paragraph 4, no shares or other securities of the Company will be issued to the shareholders of the Company pursuant to the Merger (although shares of the Company may be issued to other persons pursuant to the Public Offering, as described in Section 7.20 of the Merger Agreement). Following the Merger, the Company has no plan or intention to issue additional shares of its stock that would result in Sub failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock. To the best knowledge of the management of the Company, Sub has no plan or intention to, and Parent has no plan or intention to cause Sub to, sell, transfer or dispose of any stock of the Company or to cause the Company to issue additional shares of its stock that would in either case result in Sub failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock.

              4. The 13.875% Cumulative Redeemable Preferred Stock of the Company (the "Company Redeemable Preferred Stock") shall continue to be outstanding in substantially identical form except for (i) the addition of voting rights pursuant to the Company Preferred Stock Voting Right Charter Amendment and (ii) Company Redeemable Preferred Stock redeemed by the Company or repurchased by any of its subsidiaries pursuant to and in accordance with
Section 7.20 of the Merger Agreement.

              5. If cash payments are made to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Ordinary Shares, and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of Company in exchange for their shares of Company Stock.

              6. (i) Except pursuant to and in accordance with Section 7.20 of the Merger Agreement, neither the Company nor any corporation related to the Company (as defined in Treasury Regulation Section 1.368-1(e)) has acquired or has any plan or intention to acquire any Company stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part (including, without limitation, in connection with the Public Offering).

              (ii) The Company is not aware of any plan or intention on the part of Parent or Sub to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. The Company has no plan or intention, nor is the Company aware of any plan or intention on the part of any person related to Parent or Sub (as defined in Treasury Regulation Section 1.368-1(e)), to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

              7. Except for deemed distributions, if any, made pursuant to and in accordance with Section 7.20 of the Merger Agreement, the Company has not made, and does not have any plan or intention to make, any distributions with respect to any stock of the Company prior to, in contemplation of or otherwise in connection with, the Merger (other than dividends made in the ordinary course of business).

              8. The Company is not aware of any present plan or intention on the part of Sub to, or of any present plan or intention of Parent to cause Sub to, following the Merger, liquidate the Company, merge the Company with or into another corporation in which the Company is not the survivor, sell or otherwise dispose of shares of the Company, cause the Company to distribute the proceeds of any borrowings incurred by the Company or cause the Company or any of its subsidiaries to sell, distribute or otherwise dispose of any of their assets, except for (i) dispositions made in the ordinary course of business and transfers permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d) or 1.368-2(k) and (ii) dispositions of assets of the Company or its subsidiaries having a fair market value, individually or in the aggregate, not in excess of 70% of the gross fair market value and 90% of the net fair market value of the assets held by the Company immediately prior to the Merger. For this purpose, assets used to pay reorganization expenses, to repurchase Company Redeemable Preferred Stock, to pay dissenters or to make any other redemption shall be treated as held immediately prior to the Merger.

              9. Except as specifically provided in the Merger Agreement, the Company and stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger. The Company has neither paid (directly or indirectly) nor agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by any stockholders of the Company in connection with or as part of the Merger or any related transactions.

              10. Except as otherwise specifically contemplated under the Merger Agreement, immediately prior to the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company stock. Simultaneously with the Merger, all outstanding options and related stock appreciation rights, if any, to purchase or acquire a share of Company stock granted under employee incentive or benefits plans, programs or arrangements and non-employee director plans presently maintained by the Company, together with all other outstanding awards granted under such plans, will be canceled or converted into similar instruments of Parent. Immediately following the Merger, the only classes of Company stock outstanding will be the Company Common Stock held by Sub and the Company Redeemable Preferred Stock held by the historic shareholders of the Company.

              11. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Sub from continuing the "historic business" of Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

              12. In connection with the Merger and related transactions, the Company Common Stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent Ordinary Shares). For purposes of this representation, Company stock redeemed for cash or other property furnished, directly or indirectly, by Parent or Sub will be considered as acquired by Sub. In connection with the Merger and related transactions, no liabilities of the Company or any of its subsidiaries or any holders of Company stock will be assumed by Parent or Sub, nor, to the best knowledge of the management of the Company, will any of the Company stock acquired by Sub in connection with the Merger be subject to any liabilities.

              13. The Company is not an investment Company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

              14. The Company will not take, and, to the best knowledge of the management of Company, there is no plan or intention by stockholders of Company to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code and as a transaction qualifying for the exemption from gain recognition pursuant to Section 367(a)(1) of the Code (assuming where applicable the filing of valid gain recognition agreements by five-percent transferee shareholders as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

              15. None of the compensation received by any stockholder-employee or stockholder-independent contractor of the Company in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent shares that will be received by any stockholder-employee or stockholder-independent contractor of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

              16. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              17. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

              18. Any funds used by the Company's Unrestricted Subsidiaries to repurchase any Company Redeemable Preferred Stock will represent funds in excess of the funds reasonably anticipated to be necessary for such Unrestricted Subsidiaries' business needs.

              19. No warrants, options or similar interests in the Company were issued or, to the knowledge of the management of the Company, acquired with the principal purpose of avoiding the general rule contained in Section 367(a)(1) of the Code.

              20. The Company will comply with the reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6).

              21. There will be no dissenters to the Merger.

              22. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Merger.

              23. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

              24. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

              The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

              The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.




                                Very truly yours,

                                [Company]

                                by
                                   -----------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT E
                                                         TO THE MERGER AGREEMENT






                   [Letterhead of Transocean Sedco Forex Inc.]



                                                                [        ], 2000



Baker Botts LLP
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475


Ladies and Gentlemen:

                  In connection with the opinions to be delivered pursuant to Sections 8.2(b) and 8.3(c) of the Merger Agreement and Plan of Merger (the "Merger Agreement") dated as of [ ], 2000, among TRANSOCEAN SEDCO FOREX INC., a company organized under the laws of the Cayman Islands ("Parent"), TRANSOCEAN HOLDINGS INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Parent ("Sub"), TSF DELAWARE INC., a company organized under the laws of Delaware and a wholly owned subsidiary of Sub ("Merger Sub"), and R&B FALCON CORPORATION, a company organized under the laws of Delaware (the "Company"), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving entity (the "Merger"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement of Parent, Sub and the Company, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of Parent, after due inquiry and investigation, as follows (any capitalized term used but not
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defined herein having the meaning given to such term in the Merger Agreement):

                  1. The facts relating to the Merger as described in the Merger Agreement, Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to Parent, Sub and Merger Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

                  2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of the Company's common stock, par value $.01 per share, (the "Company Common Stock"), will be converted into fully paid and nonassessable shares of common stock, par value $.01 per share of Parent ("Parent Ordinary Shares"), is the result of arm's length bargaining.

                  3. In the Merger, Sub will acquire at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock, solely in exchange for Parent voting stock. For purposes of this representation, (i) shares of Company stock exchanged for cash or other property furnished, directly or indirectly, by Parent, Sub or Merger Sub and (ii) shares of Company stock, if any, issued pursuant to the Public Offering, as described in Section 7.20 of the Merger Agreement, in each case will be treated as outstanding Company stock on the Closing Date. Sub has no present plan or intention to, and Parent has no plan or intention to cause Sub to, sell, transfer or dispose of any stock of the Company or to cause the Company to issue additional shares of its stock that would in either case result in Sub failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Company stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Company stock.

                  4. The 13.875% Cumulative Redeemable Preferred Stock of the Company (the "Company Redeemable Preferred Stock") shall continue to be outstanding in substantially identical form except for (i) the addition of voting rights pursuant to the Company Preferred Stock Voting Right Charter Amendment and (ii) Company Redeemable Preferred Stock redeemed by the Company or repurchased by any of its subsidiaries pursuant to and in accordance with
Section 7.20 of the Merger Agreement.

                  5. If cash payments are made to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary
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Shares that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Ordinary Shares, and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of fractional shares of Parent Ordinary Shares will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of Company in exchange for their shares of Company Stock.

                  6. Neither Parent nor Sub has a plan or intention to cause the Company to redeem any Company Redeemable Preferred Stock after the Merger, except that Parent intends to cause the Company to redeem those shares on their mandatory redemption date, as required by their terms.

                  7. Neither Parent nor Sub has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. To the best knowledge of the managements of Parent and Sub, no person related to Parent or Sub (as defined in Treasury Regulation Section 1.368-1(e)) has a plan or intention to acquire or redeem any of the Parent stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such persons's interest in the partnership.

                  8. Parent does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of Parent stock (other than dividends made in the ordinary course of business).

                  9. None of Parent, Sub, Merger Sub or any corporation related to Parent, Sub or Merger Sub (as defined in Treasury Regulation Section 1.368-1(e)) has acquired or will, prior to the Effective Time, acquire (including, without limitation, in connection with the Public Offering), or has owned in the past five years, any Company stock, except that Parent owns [ ] shares of Company Common Stock which it acquired in [ ] in an open market purchase that was not in contemplation of, or otherwise part of a plan including, the Merger. Prior to the vote described in Section 8.1(a)(1) of the Merger Agreement, Parent will sell such shares for cash on the open market.



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                  10. Sub has no present plan or intention to, and Parent has no present plan or intention to cause Sub to, following the Merger, liquidate the Company, merge the Company with or into another corporation in which the Company is not the survivor, sell or otherwise dispose of shares of the Company, cause the Company to distribute the proceeds of any borrowings incurred by the Company or cause the Company or any of its subsidiaries to sell, distribute or otherwise dispose of any of their assets, except for (i) dispositions made in the ordinary course of business and transfers permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d) or 1.368-2(k) and (ii) dispositions of assets of the Company or its subsidiaries having a fair market value, individually or in the aggregate, not in excess of 70% of the gross fair market value and 90% of the net fair market value of the assets held by the Company immediately prior to the Merger. For this purpose, assets used to pay reorganization expenses, to repurchase Company Redeemable Preferred Stock, to pay dissenters or to make any other redemption shall be treated as held immediately prior to the Merger.

                  11. Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger. Except as specifically provided in the Merger Agreement, neither Parent nor Sub has paid (directly or indirectly) or agreed to assume any expense or other liability, whether fixed or contingent, of the Company or any of its subsidiaries or any holder of Company Stock.

                  12. In connection with the Merger and related transactions, Company Common Stock will be converted solely into Parent voting stock (except for cash paid in lieu of fractional shares of Parent Ordinary Shares). For purposes of this representation, Company stock redeemed for cash or other property furnished, directly or indirectly, by Parent or Sub will be considered as exchanged for other than Parent voting stock. In connection with the Merger and related transactions, no liabilities of the Company or any of its subsidiaries or any of the holders of Company stock will be assumed by Parent or Sub, nor, to the best knowledge of the managements of Parent or Sub, will any of the Company stock acquired by Sub in connection with the Merger be subject to any liabilities.

                  13. Following the Merger, Parent and Sub intend to cause the Company to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).
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                  14. Neither Parent nor Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  15. At the Effective Time, Parent will own all of the stock of Sub, and Parent has no present plan or intention to sell, transfer or dispose of the stock of Sub or to cause Sub to issue additional shares of its stock that would result in Parent's failing to own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock.

                  16. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code and as a transaction qualifying for the exemption from gain recognition pursuant to
Section 367(a)(1) of the Code (assuming where applicable the filing of a valid gain recognition agreement by five-percent transferee shareholders as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

                  17. None of the compensation received by any stockholder-employee or stockholder-independent contractor of Company in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of its Company stock. None of the Parent stock that will be received by any stockholder-employee or stockholder-independent contractor of the Company in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

                  18. In no case will Parent or any of its Subsidiaries make any contributions the Company or the Unrestricted Subsidiaries to replenish funds used to repurchase Company Redeemable Preferred Stock.

                  19. Neither Parent nor any of its subsidiaries has agreed to pay, or will pay, directly or indirectly, any consideration for shares of stock of the Company other than the Parent voting shares, and the cash in lieu of fractional shares to be delivered by Sub as described in this Agreement.

                  20. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  21. Sub and Merger Sub are corporations newly formed for the purpose of participating in the Merger, and at no time prior to the Merger have they had assets or business operations.

                  22. In connection with the Merger, the Parent Ordinary Shares received in the Merger by holders of Company stock in exchange for Company Common Stock will not represent more than 50% of the total voting power or more than 50% of the total value of all shares of Parent stock outstanding immediately after the Merger.

                  23. No more than 50% of the total voting power and no more than 50% of the total value of all shares of Parent outstanding immediately after the Merger will be owned, in the aggregate and taking into account the rules set forth in Treasury Regulation Section 1.367(a)-3(c)(4), by U.S. persons that are either officers or directors of the Company or that are five-percent shareholders of the Company (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(iii)).

                  24. No warrants, options or similar interests in Parent were issued or, to the knowledge of the managements of Parent or Sub, acquired with the principal purpose of avoiding the general rule contained in Section 367((a)(1) of the Code.

                  25. Parent will cause the Company to comply with the reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6).

                  26. Parent or one or more of its qualified subsidiaries or qualified partnerships (as defined in Treasury Regulations Sections 1.367(a)-3(c)(5)(vii) or (viii)), has been engaged in the active conduct of a trade or business (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(3)) outside the United States (the "Parent Business") throughout the 36-month period ending at the Effective Time. Parent has no plan or intention to substantially dispose of or discontinue (including by way of disposal) the active conduct of the Parent Business after the Merger.

                  27. At the Effective Time, the market capitalization of Parent will be at least equal to the market capitalization of the Company, in each case, taking into account the application of Treasury Regulation Section 1.367(a)-3(c)(3)(iii)(B).
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                  28. The Merger Agreement, the Registration Statement and the
other documents described in the Registration Statement represent the entire understanding of Parent with respect to the Merger.

                  29. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

                  30. The undersigned is authorized to make all the representations set forth herein on behalf of Parent and Sub.

                  31. Parent believes that Parent will not be a passive foreign investment company, as defined in Section 1297(a) of the Code (a "PFIC") for the calendar year in which the Merger occurs and has no reason, on the basis of facts presently known, to believe that Parent will become a PFIC for any subsequent year.

                  32. Parent believes that it is not a controlled foreign corporation, within the meaning of Section 957(a) of the Code.

                  The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

                  The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                                                     Very truly yours,


                                    [Parent]

                                    by

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                                    Name:
                                    Title:
                                    [Sub]

                                    by

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                                    Name:
                                    Title: